                                                                     EXHIBIT 2.5

================================================================================



                               URS CORPORATION,
                                             Issuer

                           THE SUBSIDIARY GUARANTORS
                             (AS DEFINED HEREIN),
                                             Subsidiary Guarantors


                                      and


                       FIRSTAR BANK OF MINNESOTA, N.A.,
                                             Trustee


                                 ------------

                                   Indenture

                           Dated as of June 23, 1999

                                 ------------


                  12 1/4% Senior Subordinated Notes due 2009

================================================================================

                             CROSS-REFERENCE TABLE
                             ---------------------

TIA Sections                                                                   Indenture Sections
------------                                                                   ------------------
(s) 310(a)(1)................................................................         7.10
       (a)(2)................................................................         7.10
       (b)...................................................................         7.03; 7.08
(s) 311(a)...................................................................         7.03
       (b)...................................................................         7.03
(s) 312(a)...................................................................         2.04
       (b)...................................................................         13.02
       (c)...................................................................         13.02
(s) 313(a)...................................................................         7.06
       (b)(2)................................................................         7.07
       (c)...................................................................         7.05; 7.06; 13.02
       (d)...................................................................         7.06
(s) 314(a)...................................................................         7.05; 13.02
       (a)(4)................................................................         4.17; 13.02
       (c)(1)................................................................         13.03
       (c)(2)................................................................         13.03
       (e)...................................................................         4.17; 13.04
(s) 315(a)...................................................................         7.02
       (b)...................................................................         7.05; 13.02
       (c)...................................................................         7.02
       (d)...................................................................         7.02
       (e)...................................................................         6.11
(s) 316(a)(1)(A).............................................................         6.05
       (a)(1)(B).............................................................         6.04
       (b)...................................................................         6.07
       (c)...................................................................         9.03
(s) 317(a)(1)................................................................         6.08
       (a)(2)................................................................         6.09
       (b)...................................................................         2.05
(s) 318(a)...................................................................         13.01
       (c)...................................................................         13.01

Note: The Cross-Reference Table shall not for any purpose be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

                                                                                                               Page

                         ARTICLE ONE  DEFINITIONS AND
                          INCORPORATION BY REFERENCE
    SECTION 1.01. Definitions.............................................................................       1
    SECTION 1.02. Incorporation by Reference of Trust Indenture Act.......................................      24
    SECTION 1.03. Rules of Construction...................................................................      25

                            ARTICLE TWO  THE NOTES
    ARTICLE TWO
    SECTION 2.01. Form and Dating.........................................................................      26
                  ---------------
    SECTION 2.02. Restrictive Legends.....................................................................      27
                  -------------------
    SECTION 2.03. Execution, Authentication and Denominations.............................................      29
                  -------------------------------------------
    SECTION 2.04. Registrar and Paying Agent..............................................................      29
                  --------------------------
    SECTION 2.05. Paying Agent to Hold Money in Trust.....................................................      30
                  -----------------------------------
    SECTION 2.06. Transfer and Exchange...................................................................      31
                  ---------------------
    SECTION 2.07. Book-Entry Provisions for Global Notes..................................................      32
                  --------------------------------------
    SECTION 2.08. Special Transfer Provisions.............................................................      33
                  ---------------------------
    SECTION 2.09. Replacement Notes.......................................................................      36
                  -----------------
    SECTION 2.10. Outstanding Notes.......................................................................      36
                  -----------------
    SECTION 2.11. Temporary Notes.........................................................................      37
                  ---------------
    SECTION 2.12. Cancellation............................................................................      37
                  ------------
    SECTION 2.13. CUSIP Numbers...........................................................................      37
                  -------------
    SECTION 2.14. Defaulted Interest......................................................................      38
                  ------------------
    SECTION 2.15. Issuance of Additional Notes............................................................      38
                  ----------------------------

                           ARTICLE THREE  REDEMPTION
    SECTION 3.01. Right of Redemption.....................................................................      38
                  -------------------
    SECTION 3.02. Notices to Trustee......................................................................      39
                  ------------------
    SECTION 3.03. Selection of Notes to Be Redeemed.......................................................      39
                  ---------------------------------
    SECTION 3.04. Notice of Redemption....................................................................      39
                  --------------------
    SECTION 3.05. Effect of Notice of Redemption..........................................................      40
                  ------------------------------
    SECTION 3.06. Deposit of Redemption Price.............................................................      40
                  ---------------------------
    SECTION 3.07. Payment of Notes Called for Redemption..................................................      41
                  --------------------------------------
    SECTION 3.08. Notes Redeemed in Part..................................................................      41
                  ----------------------

                            ARTICLE FOUR  COVENANTS

___________________________
Note: The Table of Contents shall not for any purpose be deemed to be a part of the Indenture.

    SECTION 4.01. Payment of Notes........................................................................      41
                  ----------------
    SECTION 4.02. Maintenance of Office or Agency.........................................................      41
                  -------------------------------
    SECTION 4.03. Limitation on Incurrence of Indebtedness................................................      42
                  ----------------------------------------
    SECTION 4.04. Limitation on Senior Subordinated Indebtedness..........................................      44
                  ----------------------------------------------
    SECTION 4.05. Limitation on Restricted Payments.......................................................      45
                  ---------------------------------
    SECTION 4.06. Limitation on Dividend and Other Payment Restrictions
                  -----------------------------------------------------
                    Affecting Restricted Subsidiaries.....................................................      50
                    ---------------------------------
    SECTION 4.07. Limitation on Issuances of Guarantees by Restricted Subsidiaries........................      53
                  ----------------------------------------------------------------
    SECTION 4.08. Consummation of the D&M Acquisition.....................................................      53
                  -----------------------------------
    SECTION 4.09. Limitation on Transactions with Shareholders and Affiliates.............................      53
                  -----------------------------------------------------------
    SECTION 4.10. Limitation on Liens.....................................................................      55
                  -------------------
    SECTION 4.11. Limitation on Asset Sales...............................................................      55
                  -------------------------
    SECTION 4.12. Repurchase of Notes upon a Change of Control............................................      58
                  --------------------------------------------
    SECTION 4.13. Existence...............................................................................      59
                  ---------
    SECTION 4.14. Payment of Taxes........................................................................      59
                  ----------------
    SECTION 4.15. Maintenance of Properties and Insurance.................................................      59
                  ---------------------------------------
    SECTION 4.16. Notice of Defaults......................................................................      60
                  ------------------
    SECTION 4.17. Compliance Certificates.................................................................      60
                  -----------------------
    SECTION 4.18. Commission Reports and Reports to Holders...............................................      61
                  -----------------------------------------
    SECTION 4.19. Waiver of Stay, Extension or Usury Laws.................................................      61
                  ---------------------------------------

                      ARTICLE FIVE  SUCCESSOR CORPORATION
    SECTION 5.01. When Company May Merge, Etc.............................................................      61
                  ---------------------------
    SECTION 5.02. Successor Substituted...................................................................      62
                  ---------------------

                       ARTICLE SIX  DEFAULT AND REMEDIES
    SECTION 6.01. Events of Default.......................................................................      63
                  -----------------
    SECTION 6.02. Acceleration............................................................................      65
                  ------------
    SECTION 6.03. Other Remedies..........................................................................      66
                  --------------
    SECTION 6.04. Waiver of Past Defaults.................................................................      66
                  -----------------------
    SECTION 6.05. Control by Majority.....................................................................      66
                  -------------------
    SECTION 6.06. Limitation on Suits.....................................................................      66
                  -------------------
    SECTION 6.07. Rights of Holders to Receive Payment....................................................      67
                  ------------------------------------
    SECTION 6.08. Collection Suit by Trustee..............................................................      67
                  --------------------------
    SECTION 6.09. Trustee May File Proofs of Claim........................................................      67
                  --------------------------------
    SECTION 6.10. Priorities..............................................................................      68
                  ----------
    SECTION 6.11. Undertaking for Costs...................................................................      68
                  ---------------------
    SECTION 6.12. Restoration of Rights and Remedies......................................................      69
                  ----------------------------------
    SECTION 6.13. Rights and Remedies Cumulative..........................................................      69
                  ------------------------------
    SECTION 6.14. Delay or Omission Not Waiver............................................................      69
                  ----------------------------

                            ARTICLE SEVEN  TRUSTEE

    SECTION 7.01. General...................................................................................    69
                  -------
    SECTION 7.02. Certain Rights of Trustee.................................................................    70
                  -------------------------
    SECTION 7.03. Individual Rights of Trustee..............................................................    71
                  ----------------------------
    SECTION 7.04. Trustee's Disclaimer......................................................................    71
                  --------------------
    SECTION 7.05. Notice of Default.........................................................................    71
                  -----------------
    SECTION 7.06. Reports by Trustee to Holders.............................................................    71
                  -----------------------------
    SECTION 7.07. Compensation and Indemnity................................................................    71
                  --------------------------
    SECTION 7.08. Replacement of Trustee....................................................................    72
                  ----------------------
    SECTION 7.09. Successor Trustee by Merger, Etc..........................................................    73
                  --------------------------------
    SECTION 7.10. Eligibility...............................................................................    73
                  -----------
    SECTION 7.11. Money Held in Trust.......................................................................    74
                  -------------------

                     ARTICLE EIGHT  DISCHARGE OF INDENTURE
    SECTION 8.01. Termination of Company's Obligations......................................................    74
                  ------------------------------------
    SECTION 8.02. Defeasance and Discharge of Indenture.....................................................    75
                  -------------------------------------
    SECTION 8.03. Defeasance of Certain Obligations.........................................................    77
                  ---------------------------------
    SECTION 8.04. Application of Trust Money................................................................    78
                  --------------------------
    SECTION 8.05. Repayment to Company......................................................................    78
                  --------------------
    SECTION 8.06. Reinstatement.............................................................................    79
                  -------------

               ARTICLE NINE  AMENDMENTS, SUPPLEMENTS AND WAIVERS
    SECTION 9.01. Without Consent of Holders................................................................    79
                  --------------------------
    SECTION 9.02. With Consent of Holders...................................................................    80
                  -----------------------
    SECTION 9.03. Revocation and Effect of Consent..........................................................    81
                  --------------------------------
    SECTION 9.04. Notation on or Exchange of Notes..........................................................    82
                  --------------------------------
    SECTION 9.05. Trustee to Sign Amendments, Etc...........................................................    82
                  -------------------------------
    SECTION 9.06. Conformity with Trust Indenture Act.......................................................    82
                  -----------------------------------

                         ARTICLE TEN  NOTE GUARANTEES

    SECTION 10.01. Note Guarantee...........................................................................    82
                   --------------
    SECTION 10.02. Obligations Unconditional................................................................    85
                   -------------------------
    SECTION 10.03. Release of Note Guarantees...............................................................    85
                   --------------------------
    SECTION 10.04. Notice to Trustee........................................................................    85
                   -----------------
    SECTION 10.05. This Article Not to Prevent Events of Default............................................    86
                   ---------------------------------------------
    SECTION 10.06. Dames & Moore Guarantee..................................................................    86
                   -----------------------
    SECTION 10.07. Subsidiary Guarantors Listed on Schedule II..............................................    86
                   -------------------------------------------

                                ARTICLE ELEVEN
                            SUBORDINATION OF NOTES

    SECTION 11.01.  Notes Subordinated to Senior Indebtedness.................................................   86
                    -----------------------------------------
    SECTION 11.02.  No Payment on Notes in Certain Circumstances..............................................   86
                    --------------------------------------------
    SECTION 11.03.  Payment over Proceeds upon Dissolution, Etc...............................................   87
                    -------------------------------------------
    SECTION 11.04.  Subrogation...............................................................................   89
                    -----------
    SECTION 11.05.  Obligations of Company Unconditional......................................................   90
                    ------------------------------------
    SECTION 11.06.  Notice to Trustee.........................................................................   90
                    -----------------
    SECTION 11.07.  Reliance on Judicial Order or Certificate of Liquidating Agent............................   91
                    --------------------------------------------------------------
    SECTION 11.08.  Trustee's Relation to Senior Indebtedness.................................................   91
                    -----------------------------------------
    SECTION 11.09.  Subordination Rights Not Impaired by Acts or Omissions
                     of the Company or Holders of Senior Indebtedness.........................................   92
    SECTION 12.10.  Holders Authorize Trustee to Effectuate Subordination of Notes............................   92
                    --------------------------------------------------------------
    SECTION 12.11.  Not to Prevent Events of Default..........................................................   92
                    --------------------------------
    SECTION 12.12.  Trustee's Compensation Not Prejudiced.....................................................   92
                    -------------------------------------
    SECTION 12.13.  No Waiver of Subordination Provisions.....................................................   93
                    -------------------------------------
    SECTION 12.14.  Payments May Be Paid Prior to Dissolution.................................................   93
                    -----------------------------------------
    SECTION 12.15.  Consent of Holders of Senior Indebtedness Under the Credit Agreement......................   93
                    --------------------------------------------------------------------
    SECTION 12.16.  Trust Moneys Not Subordinated.............................................................   93
                    -----------------------------

                                ARTICLE TWELVE
                       SUBORDINATION OF NOTE GUARANTEES

    SECTION 12.01.  Note Guarantees Subordinated to Guarantor Senior Indebtedness...........................     94
                    -------------------------------------------------------------
    SECTION 12.02.  No Payment on Note Guarantees in Certain Circumstances..................................     94
                    ------------------------------------------------------
    SECTION 12.03.  Payment over Proceeds upon Dissolution, Etc.............................................     95
                    -------------------------------------------
    SECTION 12.04.  Subrogation.............................................................................     97
                    -----------
    SECTION 12.05.  Obligations of Subsidiary Guarantor Unconditional.......................................     98
                    -------------------------------------------------
    SECTION 12.06.  Notice to Trustee.......................................................................     98
                    -----------------
    SECTION 12.07.  Reliance on Judicial Order or Certificate of Liquidating Agent..........................     99
                    --------------------------------------------------------------
    SECTION 12.08.  Trustee's Relation to Guarantor Senior Indebtedness.....................................     99
                    ---------------------------------------------------
    SECTION 12.09.  Subordination Rights Not Impaired by Acts or Omissions of a Subsidiary
                    ---------------------------------------------------------------------
                     Guarantor or Holders of Guarantor Senior Indebtedness..................................    100
                     -----------------------------------------------------
    SECTION 12.10.  Holders Authorize Trustee to Effectuate Subordination of
                     Note Guarantees........................................................................    100
    SECTION 12.11.  Not to Prevent Events of Default........................................................    100
                    --------------------------------
    SECTION 12.12.  Trustee's Compensation Not Prejudiced...................................................    100
                    -------------------------------------
    SECTION 12.13.  No Waiver of Subordination Provisions...................................................    100
                    -------------------------------------
    SECTION 12.14.  Payments May Be Paid Prior to Dissolution...............................................    101
                    -----------------------------------------
    SECTION 12.15.  Consent of Holders of Guarantor Senior Indebtedness Under the Credit
                    ---------------------------------------------------------------------
                     Agreement..............................................................................    101
                     ---------

                                    ARTICLE THIRTEEN     MISCELLANEOUS
    SECTION 13.01.  Trust Indenture Act of 1939.............................................................    101
                    ---------------------------
    SECTION 13.02.  Notices101
                    -------
    SECTION 13.03.  Certificate and Opinion as to Conditions Precedent......................................    103
                    --------------------------------------------------
    SECTION 13.04.  Statements Required in Certificate or Opinion...........................................    103
                    ---------------------------------------------
    SECTION 13.05.  Rules by Trustee, Paying Agent or Registrar.............................................    103
                    -------------------------------------------
    SECTION 13.06.  Payment Date Other Than a Business Day..................................................    103
                    --------------------------------------
    SECTION 13.07.  Governing Law...........................................................................    104
                    -------------
    SECTION 13.08.  No Adverse Interpretation of Other Agreements...........................................    104
                    ---------------------------------------------
    SECTION 13.09.  No Recourse Against Others..............................................................    104
                    --------------------------
    SECTION 13.10.  The D&M Acquisition and the D&M Financing...............................................    104
                    -----------------------------------------
    SECTION 13.11.  Successors..............................................................................    104
                    ----------
    SECTION 13.12.  Duplicate Originals.....................................................................    104
                    -------------------
    SECTION 13.13.  Separability............................................................................    105
                    ------------

    SECTION 13.14.  Table of Contents, Headings, Etc........................................................    105
                    --------------------------------

SCHEDULE I          Subsidiary Guarantors
SCHEDULE II         Subsidiary Guarantors

EXHIBIT A           Form of Note............................................................................    A-1
EXHIBIT B           Form of Certificate.....................................................................    B-1
EXHIBIT C           Form of Certificate to Be Delivered in Connection with
                     Transfers Pursuant to Non-QIB Accredited Investors.....................................    C-1
EXHIBIT D           Form of Certificate to Be Delivered in Connection with
                     Transfers Pursuant to Regulation S.....................................................    D-1

     INDENTURE, dated as of June 23, 1999, among URS CORPORATION, a Delaware corporation (the "Company"), the SUBSIDIARY GUARANTORS (as defined herein), as
                  -------
guarantors (the "Subsidiary Guarantors") and FIRSTAR BANK OF MINNESOTA, N.A., a
                 ---------------------
Minnesota corporation, trustee (the "Trustee").
                                     -------


                                    RECITALS

     The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance initially of up to $200,000,000 aggregate principal amount of the Company's 12 1/4% Senior Subordinated Notes due 2009 (the "Notes") issuable as provided in this Indenture. All things necessary to
      -----
make this Indenture a valid agreement of the Company and each Subsidiary Guarantor, in accordance with its terms, have been done, and the Company and each Subsidiary Guarantor have done all things necessary to make the Notes, when executed by the Company and each Subsidiary Guarantor and authenticated and delivered by the Trustee hereunder and duly issued by the Company, valid obligations of the Company and each Subsidiary Guarantor as hereinafter provided.

     This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be a part of and to govern indentures qualified under the Trust Indenture Act of 1939, as amended.

                     AND THIS INDENTURE FURTHER WITNESSETH

     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows.


                                  ARTICLE ONE
                   DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.01.  Definitions.
                    -----------

     "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

     "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with

GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

          (i) the net income (or loss) of any Person that is not a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary by such Person during such period;

          (ii) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of
     Section 4.05, the net income (or loss) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries;

          (iii) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

          (iv) any gains or losses (in each case on an after-tax basis) attributable to sales of assets outside the ordinary course of business of the Company and its Restricted Subsidiaries;

          (v) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of
     Section 4.05, any amount paid or accrued as dividends on Preferred Stock of the Company owned by Persons other than the Company and any of its Restricted Subsidiaries;

          (vi) any non-cash compensation expense incurred in connection with the exercise of or paid or payable with Capital Stock (other than Disqualified Stock) of the Company or any options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock) of the Company;

          (vii) writeoffs of intangible assets, including research and development, relating to assets acquired by the Company and its Restricted Subsidiaries if such writeoffs are done in accordance with GAAP at the time of or within one year after such acquisition; and

          (viii) all extraordinary gains and extraordinary losses (in each case on an after-tax basis).

     "Adjusted Net Assets" has the meaning provided in Section 10.01.

     "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agent" means any Registrar, Co-Registrar, Paying Agent or authenticating agent.

     "Agent Members" has the meaning provided in Section 2.07(a).

     "Asset Acquisition" means (i) an investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries; provided that such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such investment, as determined in good faith by the Board of Directors or a Senior Officer of the Company, whose determination shall be conclusive, or (ii) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute substantially all of a division or line of business of such Person; provided that the property and assets acquired are related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such acquisition, as determined in good faith by the Board of Directors or a Senior Officer of the Company, whose determination shall be conclusive.

     "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the assets that constitute a division or line of business of the Company or any of its Restricted Subsidiaries.

     "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of:

          (i)  all or any of the Capital Stock of any Restricted Subsidiary,

          (ii) all or substantially all of the property and assets of an operating unit or business of the Company or any of its Restricted Subsidiaries or

          (iii) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and in each case, that is not governed by the provisions of this Indenture applicable to mergers, consolidations and sales of assets of the Company; provided that "Asset Sale" shall not include:

                 (a) any sales or other dispositions of inventory, receivables and other current assets, including cash and Temporary Cash Investments,

                 (b) any sale, transfer, assignment or other disposition of damaged, worn out or other obsolete property in the ordinary course of business,

                 (c) any sale, transfer, assignment or other disposition of assets having a fair market value of less than $1 million, or

                 (d) any sales, transfers, assignments or other dispositions of assets constituting a Permitted Investment or Restricted Payment permitted to be made under Section 4.05.

     "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of
(a) the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and (b) the amount of such principal payment by (ii) the sum of all such principal payments.

     "Bank Agent" means Wells Fargo Bank, National Association, or its successors as agent for the lenders under the Credit Agreement.

     "Board of Directors" means the board of directors of the Company or any committee thereof duly authorized to act for such board of directors.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in The City of New York, or in the city of the Corporate Trust Office of the Trustee, are authorized by law to close.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

     "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

     "Capitalized Lease Obligations" means, as applied to any Person, the discounted present value of the rental obligations under a Capitalized Lease to the extent such obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP.

     "Change of Control" means such time as (i) a "person" or "group"
(within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) other than a Permitted Holder, becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of the Company on a fully diluted basis; or (2) during any period of 12 consecutive months after the Closing Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of the Company, if such agreement was approved by a vote of such majority of directors) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

     "Closing Date" means the date on which the Notes are originally issued under this Indenture.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

     "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's equity, other than Preferred Stock of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such common stock.

     "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to Article Five of this Indenture and thereafter means the successor.

     "Company Order" means a written request or order signed in the name of the Company (i) by its Chairman, a Vice Chairman, its President or a Vice President and (ii) by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers or directors listed in clause (i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above.

     "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

          (i)   Consolidated Interest Expense;

          (ii) income taxes (other than income taxes (either positive or negative) attributable to extraordinary gains or losses or sales of assets);

          (iii) depreciation expense;

          (iv)  amortization expense; and

          (v) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be made), less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP;

provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (a) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (b) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries.

     "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries), Preferred Stock dividends in respect of Preferred Stock of a Restricted Subsidiary and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; excluding, however, (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the D&M Acquisition and the financing of the D&M Acquisition, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP. For purposes of the preceding sentence, Preferred Stock dividends shall be deemed to be an amount equal to the actual dividends paid divided by one minus the combined federal, state, local and foreign income tax rate applicable to the Company and its Subsidiaries (expressed as a decimal).

     "Consolidated Net Worth" means, at any date of determination, stockholders' equity plus, to the extent not included, any Preferred Stock of the Company as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

     "Convertible Subordinated Debentures" means the 6 1/2% Convertible Subordinated Debentures due 2012 of the Company issued pursuant to an Indenture dated as of February 15, 1987 between the Company and First Interstate Bank of California, as amended, and outstanding on the Closing Date.

     "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at the address set forth in Section 13.02 herein.

     "Credit Agreement" means the credit agreement dated as of June 9, 1999 by and among the Company, certain of its Subsidiaries, certain financial institutions and Wells Fargo Bank, National Association, as administrative agent, and including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, refinanced, extended, replaced, restructured or otherwise modified from time to time regardless of whether with the same agent, trustee, representative lenders or holders, including any agreement (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and guarantors include one or more of the Company and its Subsidiaries and their respective successors and assigns, or (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

     "Dames & Moore" means Dames & Moore Group, a Delaware corporation.

     "D&M Acquisition" means the consummation of (x) the tender offer by Demeter Acquisition Corporation for all of the outstanding shares of capital stock of Dames & Moore and (y) the merger of Demeter Acquisition Corporation with and into Dames & Moore.

     "D&M Financing" means the transactions entered into by the Company and its Restricted Subsidiaries to finance the D&M Acquisition, including (v) the sale of the Notes, (w) the establishment of the Credit Agreement, (x) the issuance and sale of Preferred Stock to RCBA Strategic Partners, L.P., (y) the issuance and sale of senior subordinated increasing rate notes of the Company upon consummation of the tender offer for the stock of Dames & Moore and (z) the repayment of Indebtedness in connection with the D&M Acquisition and the sale of the Notes.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Demeter Acquisition Corporation" means Demeter Acquisition Corporation, a Delaware corporation and Wholly Owned Subsidiary of the Company.

     "Depositary" means The Depository Trust Company, its nominees, and their respective successors.

     "Designated Guarantor Senior Indebtedness" means (i) any Indebtedness guaranteed by a Subsidiary Guarantor under the Credit Agreement (except that any Indebtedness which represents a partial refinancing of Indebtedness theretofore outstanding pursuant to the Credit Agreement, rather than a complete refinancing thereof, shall only constitute Designated Guarantor Senior Indebtedness if such partial refinancing meets the requirements of clause (ii) below) and (ii) any other Indebtedness constituting Guarantor Senior Indebtedness that, at the date of determination, has an aggregate principal amount outstanding of at least $25 million and that is specifically designated by the Company, in the instrument creating or evidencing such Guarantor Senior Indebtedness as "Designated Guarantor Senior Indebtedness."

     "Designated Senior Indebtedness" means (i) any Indebtedness under the Credit Agreement (except that any Indebtedness which represents a partial refinancing of Indebtedness theretofore outstanding pursuant to the Credit Agreement, rather than a complete refinancing thereof, shall only constitute Designated Senior Indebtedness if such partial refinancing meets the requirements of clause (ii) below) and (ii) any other Indebtedness constituting Senior Indebtedness that, at the date of determination, has an aggregate principal amount outstanding of at least $25 million and that is specifically designated by the Company, in the instrument creating or evidencing such Senior Indebtedness as "Designated Senior Indebtedness."

     "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the Notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.11 and Section
4.12 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to
Section 4.11 and Section 4.12.

     "Event of Default" has the meaning provided in Section 6.01.

     "Excess Proceeds" has the meaning provided in Section 4.11.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Notes" means any securities of the Company containing terms identical to the Notes (except that such Exchange Notes shall be registered under the Securities Act) that are issued and exchanged for the Notes pursuant to the Registration Rights Agreement and this Indenture.

     "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors or a Senior Officer of the Company, whose determination shall be conclusive; provided that if the non cash amount exceeds $10 million, such amount shall be determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

     "Fixed Charge Coverage Ratio" means, on any Transaction Date, the ratio of (i) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been filed with the Commission or provided to the Trustee (the "Four Quarter Period") to
(ii) the aggregate Consolidated Interest Expense during such Four Quarter Period. In making the preceding calculation,

          (A) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the "Reference Period") commencing on the first day of the Four Quarter Period and ending on and including the Transaction Date (other than Indebtedness Incurred or repaid under a revolving credit or similar arrangement to the extent of the commitment thereunder (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four Quarter Period unless any portion of such Indebtedness is projected, in the reasonable judgment of the senior management of the Company, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof), in each case as if such Indebtedness had been Incurred or repaid on the first day of the Reference Period;

          (B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period;

          (C) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

          (D) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (C) or (D) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed for which financial information is available.

     "Foreign Subsidiary" means any Subsidiary of the Company that is an entity which is a controlled foreign corporation under Section 957 of the Internal Revenue Code.

     "Funding Subsidiary Guarantor" has the meaning provided in Section 10.01.

     "GAAP" means generally accepted accounting principles in the United
States of America as in effect as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of this Indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the D&M Acquisition or D&M Financing and
(ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

     "Global Notes" has the meaning provided in Section 2.01.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guarantee Payment Blockage Period" has the meaning provided in Section 12.02.

     "Guarantor Senior Indebtedness" means, with respect to any Subsidiary Guarantor, the Senior Indebtedness of such Subsidiary Guarantor.

     "Holder" or "Noteholder" means the registered holder of any Note or Note Guarantee.

     "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided that neither the accrual of interest, the accretion of original issue discount nor the issuance of pay-in-kind securities as an interest or dividend payment shall be considered an Incurrence of Indebtedness.

     "Indebtedness" means, with respect to any Person at any date of determination (without duplication):

          (i) all indebtedness of such Person for borrowed money to the extent such indebtedness would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP;

          (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments to the extent such obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP;

          (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v), (vi) or (vii) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

          (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

          (v)    all Capitalized Lease Obligations;

          (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, regardless of whether such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness so secured;

          (vii) all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person;

          (viii) all obligations to redeem or repurchase Preferred Stock of a Restricted Subsidiary; and

          (ix) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements (other than Currency Agreements and Interest Rate Agreements designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder).

     The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided

          (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP,

          (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest,

          (C) that the amount of Indebtedness at any time of any Preferred Stock shall be the greater of its voluntary or involuntary liquidation preference and the maximum fixed redemption or repurchase price in respect thereof,

          (D)  that Indebtedness shall not include:

               (w) any liability for federal, state, local or other taxes,

               (x) obligations under performance, bid, surety, appeal or similar bonds provided in the ordinary course of business,

               (y) obligations arising in the ordinary course of business out of standby letters of credit covering workers' compensation, performance or similar obligations to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by the issuer of such letters of credit a demand for reimbursement, or

               (z) obligations pursuant to agreements providing for indemnification, adjustment of purchase price or similar obligations, or Guarantees or letters of credit, performance, bid, surety, appeal or similar bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), so long as the principal amount does not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition.

     "Indenture" means this Indenture as originally executed or as it may be amended or supplemented from time to time by one or more indentures supplemental to this Indenture entered into pursuant to the applicable provisions of this Indenture.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "Interest Payment Date" means each semiannual interest payment date on May 1 and November 1 of each year, commencing November 1, 1999.

     "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

     "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of the Company or its Restricted Subsidiaries or endorsements for collection or deposit arising in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the retention of the Capital Stock (or any other Investment) by the Company or any of its Restricted Subsidiaries, of (or
in) any Person that has ceased to be a Restricted Subsidiary. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.05, the amount of or a reduction in an Investment shall be equal to the fair market value thereof at the time such Investment is made or reduced.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means:

          (a) with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of:

               (i) brokerage commissions and other fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale;

               (ii) provisions for all taxes (regardless of whether such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole;

               (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (x) is secured by a Lien on the property or assets sold or (y) is required to be paid as a result of such sale; and

               (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and

          (b) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Non-U.S. Person" means a person who is not a "U.S. person" (as defined in Regulation S).

     "Note Guarantee" means any guarantee of the obligations of the Company under this Indenture and the Notes by any Subsidiary Guarantor.

     "Notes" means any of the securities, as defined in the first paragraph of the recitals hereof, that are authenticated and delivered under this Indenture. For all purposes of this Indenture, the term "Notes" shall include the Notes initially issued on the Closing Date, any Exchange Notes to be issued and exchanged for any Notes pursuant to the Registration Rights Agreement and this Indenture and any other Notes issued after the Closing Date under this Indenture. For purposes of this Indenture, all Notes shall vote together as one series of Notes under this Indenture.

     "Offer to Purchase" means an offer to purchase Notes by the Company from the Holders commenced by mailing a notice to the Trustee and each Holder stating:

          (i) the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

          (ii) the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date");

          (iii) that any Note not tendered will continue to accrue interest pursuant to its terms;

          (iv) that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

          (v) that Holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Payment Date;

          (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

          (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

     "Officer" means, with respect to the Company, (i) the Chairman of the Board, the Chief Executive Officer, the President, any Vice President or the Chief Financial Officer and (ii) the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary.

     "Officers' Certificate" means a certificate signed by one Officer listed in clause (i) of the definition thereof and one Officer listed in clause (ii) of the definition thereof or two officers listed in clause (i) of the definition thereof. Each Officers' Certificate (other than certificates provided pursuant to TIA Section 314(a)(4)) shall include the statements provided for in TIA
Section 314(e).

     "Offshore Global Note" has the meaning provided in Section 2.01.

     "Offshore Physical Notes" has the meaning provided in Section 2.01.

     "Opinion of Counsel" means a written opinion signed by legal counsel, who may be an employee of or counsel to the Company, that meets the requirements of
Section 13.04 hereof. Each such Opinion of Counsel shall include the statements provided for in TIA Section 314(e).

     "Paying Agent" has the meaning provided in Section 2.04, except that, for the purposes of Article Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or an Affiliate of any of them. The term "Paying Agent" includes any additional Paying Agent.

     "Payment Blockage Period" has the meaning provided in Section 11.02.

     "Payment Date" has the meaning provided in the definition of Offer to Purchase.

     "Permitted Holder" means Richard C. Blum & Associates, L.P. and its Affiliates.

     "Permitted Investment" means:

          (i) an Investment in the Company, a Subsidiary Guarantor or a Person which will, upon the making of such Investment, become a Subsidiary Guarantor or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, the

     Company or a Subsidiary Guarantor; provided that such person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment, as determined in good faith by the Board of Directors or a Senior Officer of the Company, whose determination shall be conclusive;

          (ii)   cash and Temporary Cash Investments;

          (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

          (iv) stock, obligations or securities received in satisfaction of judgments or received in connection with the restructuring or workout of the obligations of, or the bankruptcy of, suppliers, or customers, or received pursuant to a plan of reorganization of any supplier or customer, in each case in settlement of delinquent obligations or disputes with customers or suppliers;

          (v) an Investment in an Unrestricted Subsidiary to the extent consisting of an Investment in another Unrestricted Subsidiary;

          (vi) Interest Rate Agreements and Currency Agreements designed solely to protect the Company or its Restricted Subsidiaries against fluctuations in interest rates or foreign currency exchange rates;

          (vii)  any of the Notes;

          (viii) an Investment in a Restricted Subsidiary that is a Foreign Subsidiary; and

          (ix) an Investment in a Restricted Subsidiary which is not a Subsidiary Guarantor, provided that the aggregate amount of such Investments under this clause (ix) does not exceed $25 million plus the net reduction in Investments made pursuant to this clause (ix) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds from the sale or other disposition of any such Investment (except in each case, in order to avoid duplication, to the extent any such payments or proceeds have been or would be included in the calculation of Adjusted Consolidated Net Income for purposes of clause (C)(1) of Section 4.05) or from such Person becoming a Subsidiary Guarantor (valued in each case as provided in the definition of "Investments"); provided that the net reduction in any Investment shall not exceed the amount of such Investment.

     "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Physical Notes" has the meaning provided in Section 2.01.

     "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference equity, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such preferred or preference stock.

     "principal" of a debt security, including the Notes, means the principal amount due on the Stated Maturity as shown on such debt security.

     "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth in Section 2.02.

     "Purchase Money Indebtedness" of any Person means any Indebtedness, including Capitalized Leases, of such Person to any seller or other Person, which is Incurred to finance the acquisition, construction, installation or improvement of any Replacement Assets and which is incurred concurrently with, or within 180 days following, such acquisition, construction, installation or improvement.

     "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

     "Redemption Date" means, when used with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price" means, when used with respect to any Note to be redeemed, the price at which such Note is to be redeemed pursuant to this Indenture.

     "Registrar" has the meaning provided in Section 2.04.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated June 23, 1999, among the Company, the Subsidiary Guarantors and Morgan Stanley & Co. Incorporated and certain permitted assigns specified therein.

     "Registration Statement" means the Registration Statement as defined and described in the Registration Rights Agreement.

     "Regular Record Date" for the interest payable on any Interest Payment Date means the April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     "Regulation S" means Regulation S under the Securities Act.

     "Replacement Assets" means, on any date, property or assets (other than current assets) of a nature or type or that are used or useful in a business (or an Investment in a company having property or assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, the Company and its Restricted Subsidiaries existing on such date, as determined in good faith by the Board of Directors or a Senior Officer of the Company, whose determination shall be conclusive.

     "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice chairman of the board of directors, the chairman or any vice chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, any assistant vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee in its corporate trust department customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

     "Restricted Payments" has the meaning provided in Section 4.05.

     "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

     "Rule 144A" means Rule 144A under the Securities Act.

     "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, and its successors.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Register" has the meaning provided in Section 2.04.

     "Senior Indebtedness" means the following obligations of the Company or any Subsidiary Guarantor, whether outstanding on the Closing Date or thereafter
Incurred: (i) all Indebtedness and all other monetary obligations (including, without limitation, expenses, fees, principal, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim in such proceeding), reimbursement obligations under letters of credit and indemnities payable in connection therewith) of the Company under (or in respect of) the Credit Agreement or any Interest Rate Agreement or Currency Agreement relating to the Indebtedness under the Credit Agreement and (ii) all Indebtedness and all other monetary obligations of the Company or any

Subsidiary Guarantor (other than the Notes and the Note Guarantees, the Convertible Subordinated Debentures and the Senior Subordinated Debentures), including principal and interest on such Indebtedness, unless such Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, is pari passu with, or subordinated in right of payment to, the Notes; provided that the term "Senior Indebtedness" shall not include (a) any Indebtedness of the Company or any Subsidiary Guarantor that, when Incurred, was without recourse to the Company or to such Subsidiary Guarantor, (b) any Indebtedness of the Company or any Subsidiary Guarantor to a Subsidiary of the Company, or to a joint venture in which the Company has an interest, (c) any Indebtedness of the Company or any Subsidiary Guarantor, to the extent not permitted by Section 4.03 or Section 4.04, (d) any repurchase, redemption or other obligation in respect of Disqualified Stock, (e) any Indebtedness to any employee of the Company or any of its respective Subsidiaries, (f) any liability for taxes owed or owing by the Company or any Subsidiary Guarantor, or (g) any Trade Payables.

     "Senior Officer" of any Person means the Chief Executive Officer or Chief Financial Officer of such Person.

     "Senior Subordinated Debentures" means the 8_% Senior Subordinated Debentures due 2004 of the Company issued pursuant to the Indenture dated as of March 16, 1989 between the Company and MTrust Corp., National Association, as trustee, as amended.

     "Senior Subordinated Obligations" means any principal of, premium, if any, or interest on the Notes payable pursuant to the terms of the Notes or the Note Guarantees or upon acceleration, including any amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Notes or amounts corresponding to such principal, premium, if any, or interest on the Notes.

     "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

     "Stated Maturity" means (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

     "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

     "Subsidiary Guarantee" has the meaning provided in Section 4.07.

     "Subsidiary Guarantor" means each of the parties listed as such on
Schedule I hereto, and, upon (but not prior to) satisfaction of the conditions set forth in Section 10.07, each of the parties listed as such on Schedule II hereto, and any Restricted Subsidiary that provides a Guarantee of the Company's obligations under this Indenture and the Notes; provided, however, that the term "Subsidiary Guarantor" shall not include any Person whose Guarantee has been released in accordance with the provisions hereof.

     "Temporary Cash Investment" means any of the following:

          (i) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof maturing no more than one year from the date of acquisition thereof;

          (ii) time deposit accounts, certificates of deposit, bankers' acceptances and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $100 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

          (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank or trust company meeting the qualifications described in clause (ii) above;

          (iv) commercial paper, maturing not more than one year after the date of acquisition thereof, with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P;

          (v) securities with maturities of one year or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's; and

          (vi) any mutual fund that has at least 95% of its assets continuously invested in investments of the types described in clauses (i) through (v) and has the highest rating obtainable from either Moody's or S&P.

     "TIA" or "Trust Indenture Act" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb), as in effect on the date this Indenture was executed, except as provided in Section 9.06.

     "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

     "Transaction Date" means, with respect to the Incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

     "Trustee" means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of Article Seven of this Indenture and thereafter means such successor.

     "United States Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended and as codified in Title 11 of the United States Code, as amended from time to time hereafter, or any successor federal bankruptcy law.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary; provided that (a) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (b) either (x) the Subsidiary to be so designated has total assets of $1,000 or less or (y) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.05 and (c) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (a) of this proviso would be permitted under Section 4.03 and Section
4.05. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of this Indenture. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding provisions.

     "U.S. Global Notes" has the meaning provided in Section 2.01.

     "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

     "U.S. Physical Notes" means the Notes issued in the form of permanent certificated Notes in registered form in substantially the form set forth in Exhibit A to Institutional Accredited Investors which are not QIBs (excluding Non-U.S. Persons) who purchased Notes pursuant to Regulation D of the Securities Act.

     "Voting Stock" means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

     "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares, shares owned by professional engineers in connection with licensing requirements or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

     SECTION 1.02.  Incorporation by Reference of Trust Indenture Act.  Whenever
                    -------------------------------------------------
this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security holder" means a Holder or a Noteholder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the indenture securities means the Company or any other obligor on the Notes.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by a rule of the Commission and not otherwise defined herein have the meanings assigned to them therein.

     SECTION 1.03.  Rules of Construction.  Unless the context otherwise
                    ---------------------
requires:

          (i)    a term has the meaning assigned to it;

          (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (iii)  "or" is not exclusive;

          (iv) words in the singular include the plural, and words in the plural include the singular;

          (v)    provisions apply to successive events and transactions;

          (vi) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (vii) all ratios and computations based on GAAP contained in this Indenture shall be computed in accordance with the definition of GAAP set forth in Section 1.01; and

          (viii) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated.


                                  ARTICLE TWO
                                   THE NOTES

     SECTION 2.01.  Form and Dating.  The Notes and the Trustee's certificate of
                    ---------------
authentication shall be substantially in the form annexed hereto as Exhibit A with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange agreements to which the Company or any Subsidiary Guarantor is subject or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication.

     The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company, each Subsidiary Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Notes in registered form, substantially in the form set forth in Exhibit A (the "U.S. Global Notes"),
                                                       -----------------
registered in the name of the nominee of the Depositary, deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, in accordance with the instructions given by the Holder thereof, as hereinafter provided.

     Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Notes in registered form substantially in the form set forth in Exhibit A (the "Offshore
                                                                       --------
Global Notes"), registered in the name of the nominee of the Depositary,
------------
deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Offshore Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

     Notes issued pursuant to Section 2.07 in exchange for interests in the Offshore Global Notes shall be in the form of permanent certificated Notes in registered form substantially in the form set forth in Exhibit A (the "Offshore
                                                                       --------
Physical Notes").
--------------

     The Offshore Physical Notes and U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes." The U.S. Global Notes
                                        --------------
and the Offshore Global Notes are sometimes referred to herein as the "Global
                                                                       ------
Notes."
-----

     The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

     SECTION 2.02.  Restrictive Legends.  Unless and until a Note is exchanged
                    -------------------
for an Exchange Note or sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, (i) the U.S. Global Notes and U.S. Physical Notes shall bear the legend set forth below on the face thereof and (ii) the Offshore Physical Notes and Offshore Global Notes shall bear the legend set forth below on the face thereof until at least the 41st day after the Closing Date and receipt by the Company and the Trustee of a certificate substantially in the form of Exhibit B hereto.

     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS
     NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO UNDER RULE 144(k) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,
     (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS

     TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(k) UNDER THE SECURITIES ACT AFTER THE ORIGINAL ISSUANCE OF THE NOTES, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

     Each Global Note, whether or not an Exchange Note, shall also bear the following legend on the face thereof:

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
     SECTION 2.08 OF THE INDENTURE.

     SECTION 2.03.  Execution, Authentication and Denominations.  Subject to
                    -------------------------------------------
Article Four and applicable law, the aggregate principal amount of Notes which may be authenticated and delivered under this Indenture is unlimited. The Notes shall be executed by two Officers of the Company. The signature of these Officers on the Notes may be by facsimile or manual signature in the name and on behalf of the Company.

     If an Officer whose signature is on a Note no longer holds that office at the time the Trustee or authenticating agent authenticates the Note, the Note shall be valid nevertheless.

     A Note shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     At any time and from time to time after the execution of this Indenture, the Trustee or an authenticating agent shall upon receipt of a Company Order authenticate for original issue Notes in the aggregate principal amount specified in such Company Order; provided that the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company in connection with such authentication of Notes. Such Company Order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in case of an issuance of Notes pursuant to
Section 2.15, shall certify that such issuance is in compliance with Article
Four.

     The Trustee may appoint an authenticating agent to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so.
Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or the Subsidiary Guarantors or an Affiliate of the Company or the Subsidiary Guarantors.

     The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 in principal amount and any integral multiple thereof.

     SECTION 2.04.  Registrar and Paying Agent.  The Company shall maintain an
                    --------------------------
office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Notes may be presented
                   ---------
for payment (the "Paying Agent") and an office or agency where notices and
                  ------------
demands to or upon the Company in respect of the Notes and this Indenture may be served, which shall be in the Borough of Manhattan, The City of New York. The Company shall cause the Registrar to keep a register of the Notes and of their transfer and exchange (the "Security Register"). The Security Register shall be
                            -----------------
in written form or any other form capable of being converted into written form within a reasonable time. The Company may have one or more co-Registrars and one or more additional Paying Agents.

     The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall act as such Registrar, Paying Agent and/or agent for service of notices and demands. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands.

     The Company initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notice and demands. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee as of each Regular Record Date and at such other times as the Trustee may reasonably request the names and addresses of Holders as they appear in the Security Register, including the aggregate principal amount of Notes held by each Holder.

     SECTION 2.05.  Paying Agent to Hold Money in Trust.  Not later than 11:00
                    -----------------------------------
a.m. (New York City time) each due date of the principal, premium, if any, and interest on any Notes, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Notes (whether such money has been paid to it by the Company or any other obligor on the Notes), and such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on the Notes, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act.

     SECTION 2.06.  Transfer and Exchange.  The Notes are issuable only in
                    ---------------------
registered form. A Holder may transfer a Note only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the person in whose name the Note is registered as the owner thereof for all purposes whether or not the Note shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent) and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry. When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other authorized denominations (including an exchange of Notes for Exchange Notes), the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met (including that such Notes are duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Trustee and Registrar duly executed by the Holder thereof or by an attorney who is authorized in writing to act on behalf of the Holder); provided that no exchanges of Notes for Exchange Notes shall occur until a Registration Statement shall have been declared effective by the Commission and that any Notes that are exchanged for Exchange Notes shall be cancelled by the Trustee. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the Notes, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.11, 3.08 or 9.04).

     The Registrar shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Notes selected for redemption under Section 3.03 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

     SECTION 2.07.  Book-Entry Provisions for Global Notes.  (a)  The U.S.
                    --------------------------------------
Global Notes and Offshore Global Notes initially shall (i) be registered in the name of the Depositary for such Global

Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.02.

     Members of, or participants in, the Depositary ("Agent Members") shall have
                                                      -------------
no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

     (b) Transfers of a Global Note shall be limited to transfers of such Global
Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in Global Notes may be transferred in accordance with the rules and procedures of the Depositary and the provisions of Section 2.08. In addition, U.S. Physical Notes and Offshore Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Notes or the Offshore Global Notes, as the case may be, if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the U.S. Global Notes or the Offshore Global Notes, as the case may be, and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary or (iii) in accordance with the rules and procedures of the Depositary and the provisions of Section 2.08.

     (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

     (d) In connection with any transfer of a portion of the beneficial interests in a Global Note to beneficial owners pursuant to paragraph (b) of this Section 2.07, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in such Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes or Offshore Physical Notes, as the case may be, of like tenor and amount.

     (e) In connection with the transfer of the U.S. Global Notes or the Offshore Global Notes, in whole, to beneficial owners pursuant to paragraph (b) of this Section 2.07, the U.S. Global Notes or Offshore Global Notes, as the case may be, shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the U.S. Global Notes or Offshore Global Notes, as the case may be, an equal aggregate principal amount of U.S. Physical Notes or Offshore Physical Notes, as the case may be, of authorized denominations.

     (f) Any U.S. Physical Note delivered in exchange for an interest in the U.S. Global Notes pursuant to paragraph (b), (d) or (e) of this Section 2.07 shall, except as otherwise provided by paragraph (e) of Section 2.08, bear the legend regarding transfer restrictions applicable to the U.S. Physical Note set forth in Section 2.02.

     (g) Any Offshore Physical Note delivered in exchange for an interest in the Offshore Global Notes pursuant to paragraph (b), (d) or (e) of this Section 2.07 shall, except as otherwise provided by paragraph (e) of Section 2.08, bear the legend regarding transfer restrictions applicable to the Offshore Physical Note set forth in Section 2.02.

     (h) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     SECTION 2.08.  Special Transfer Provisions.  Unless and until a Note is
                    ---------------------------
exchanged for an Exchange Note or sold in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the following provisions shall apply:

     (a) Transfers to Non-QIB Institutional Accredited Investors.  The following
         -------------------------------------------------------
provisions shall apply with respect to the registration of any proposed transfer of a Note to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

         (i) The Registrar shall register the transfer of any Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act or (y) the proposed transferee has delivered to the Registrar (A) a certificate substantially in the form of Exhibit C hereto and (B) if the aggregate principal amount of the Notes being transferred is less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

         (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Notes, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Notes in an amount equal to the principal amount of the beneficial interest in the U.S. Global Notes to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Notes of like tenor and amount.

     (b) Transfers to QIBs.  The following provisions shall apply with respect
         -----------------
to the registration of any proposed transfer of a Note to a QIB (excluding Non-U.S. Persons):

         (i) If the Note to be transferred consists of (x) either Offshore Physical Notes prior to the removal of the Private Placement Legend or U.S. Physical Notes, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the U.S. Global Notes, the transfer of such interest may be effected only through the book entry system maintained by the Depositary.

         (ii) If the proposed transferee is an Agent Member, and the Note to be transferred consists of U.S. Physical Notes, upon receipt by the Registrar of the documents referred to in paragraph (i) above and instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of U.S. Global Notes in an amount equal to the principal amount of the U.S. Physical Notes to be transferred, and the Trustee shall cancel the U.S. Physical Notes so transferred.

     (c) Transfers of Interests in the Offshore Global Notes or Offshore
         ---------------------------------------------------------------
Physical Notes.  The following provisions shall apply with respect to any
--------------
transfer of interests in Offshore Global Notes or Offshore Physical Notes:

         (i) prior to the removal of the Private Placement Legend from the Offshore Global Notes or Offshore Physical Notes pursuant to Section 2.02, the Registrar shall refuse to register such transfer unless such transfer complies with Section 2.08(b) or Section 2.08(d), as the case may be, and

          (ii) after such removal, the Registrar shall register the transfer of any such Note without requiring any additional certification.

     (d) Transfers to Non-U.S. Persons at Any Time.  The following provisions
         -----------------------------------------
shall apply with respect to any transfer of a Note to a Non-U.S. Person:

         (i) The Registrar shall register any proposed transfer to any Non-U.S. Person if the Note to be transferred is a U.S. Physical Note or an interest in U.S. Global Notes, upon receipt of a certificate substantially in the form of Exhibit D hereto from the proposed transferor.

         (ii) (a) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Notes, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (ii) and (y) instructions in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Notes in an amount equal to the principal amount of the beneficial interest in the U.S. Global Notes to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Notes in an amount equal to the principal amount of the U.S. Physical Notes or the U.S. Global Notes, as the case may be, to be transferred, and the Trustee shall cancel the Physical Note, if any, so transferred or decrease the amount of the U.S. Global Notes.

     (e) Private Placement Legend.  Upon the transfer, exchange or replacement
         ------------------------
of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the Private Placement Legend is no longer required by Section 2.02, (ii) the circumstances contemplated by paragraph (a)(i)(x) of this Section 2.08 exist or
(iii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

     (f) General.  By its acceptance of any Note bearing the Private Placement
         -------
Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.07 or this Section 2.08. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

     SECTION 2.09.  Replacement Notes.  If a mutilated Note is surrendered to
                    -----------------
the Trustee or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding; provided that the requirements of this Section 2.09 are met. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Note is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Note. In case any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

     Every replacement Note is an additional obligation of the Company and each Subsidiary Guarantor and shall be entitled to the benefits of this Indenture.

     SECTION 2.10.  Outstanding Notes.  Notes outstanding at any time are all
                    -----------------
Notes that have been authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section
2.10 as not outstanding.

     If a Note is replaced pursuant to Section 2.09, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

     If the Paying Agent (other than the Company or an Affiliate of the Company) holds on the maturity date money sufficient to pay Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

     A Note does not cease to be outstanding because the Company or one of its Affiliates holds such Note, provided, however, that in determining whether the Holders of the requisite principal amount of the outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee has actual knowledge to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

     SECTION 2.11.  Temporary Notes.  Until definitive Notes are ready for
                    ---------------
delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Notes, as evidenced by their execution of such temporary Notes. If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

     SECTION 2.12.  Cancellation.  The Company at any time may deliver to the
                    ------------
Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for transfer, exchange, payment or cancellation and shall destroy them in accordance with its normal procedure.

     SECTION 2.13.  CUSIP Numbers.  The Company in issuing the Notes may use
                    -------------
"CUSIP", "CINS" or "ISIN" numbers (if then generally in use), and the Company and the Trustee shall use CUSIP, CINS or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in "CUSIP", "CINS" or "ISIN" numbers for the Notes.

     SECTION 2.14.  Defaulted Interest.  If the Company defaults in a payment of
                    ------------------
interest on the Notes, it shall pay, or shall deposit with the Paying Agent money in immediately available funds sufficient to pay, the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

     SECTION 2.15.  Issuance of Additional Notes.  The Company may, subject to
                    ----------------------------
Article Four of this Indenture and applicable law, issue additional Notes under this Indenture. The Notes issued on the Closing Date and any additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture.


                                 ARTICLE THREE
                                  REDEMPTION

     SECTION 3.01.  Right of Redemption.  (a)  The Notes are redeemable, at the
                    -------------------
Company's option, in whole or in part, at any time or from time to time, on or after May 1, 2004 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's last address, as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing May 1 of the years set forth below:

                                           Redemption
               Year                          Price
               ----                        ----------
               2004...................     106.125%
               2005...................     104.083%
               2006...................     102.041%
               2007 and thereafter....     100.000%

     (b) In addition, at any time prior to May 1, 2002, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the Net Cash Proceeds of one or more sales of Capital Stock (other than Disqualified Stock), at any time as a whole or from time to time in part, at a Redemption Price (expressed as a percentage of principal amount) of 112.250%, plus accrued and unpaid interest to the Redemption Date (subject to the rights of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date); provided that (i) at least 65% of the aggregate principal amount of Notes originally issued on the Closing Date remains outstanding after each such redemption and
(ii) notice of such redemption is mailed within 60 days after such sale of Capital Stock.

     SECTION 3.02.  Notices to Trustee.  If the Company elects to redeem Notes
                    ------------------
pursuant to Section 3.01, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Notes to be redeemed and the clause of this Indenture pursuant to which redemption shall occur.

     The Company shall give each notice provided for in this Section 3.02 in an Officers' Certificate at least 45 days before the Redemption Date (unless a shorter period shall be satisfactory to the Trustee).

     SECTION 3.03.  Selection of Notes to Be Redeemed.  If less than all of the
                    ---------------------------------
Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed in compliance with the requirements, as certified to it by the Company, of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange or automated quotation system, by lot or by such other method as the Trustee in its sole discretion shall deem fair and appropriate; provided that no Note of $1,000 in principal amount or less shall be redeemed in part.

     The Trustee shall make the selection from the Notes outstanding and not previously called for redemption. Notes in denominations of $1,000 in principal amount may only be redeemed in whole. The Trustee may select for redemption portions (equal to $1,000 in principal amount or any integral multiple thereof) of Notes that have denominations larger than $1,000 in principal amount. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company and the Registrar promptly in writing of the Notes or portions of Notes to be called for redemption.

     SECTION 3.04.  Notice of Redemption.  With respect to any redemption of
                    --------------------
Notes pursuant to Section 3.01, at least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail to each Holder whose Notes are to be redeemed.

     The notice shall identify the Notes to be redeemed and shall state:

          (i)   the Redemption Date;

          (ii)  the Redemption Price;

          (iii) the name and address of the Paying Agent;

          (iv) that Notes called for redemption must be surrendered to the Paying Agent in order to collect the Redemption Price;

          (v) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

          (vi) that, if any Note is being redeemed in part, the portion of the principal amount (equal to $1,000 in principal amount or any integral multiple thereof) of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be reissued; and

          (vii) that, if any Note contains a CUSIP, CINS or ISIN number as provided in Section 2.13, no representation is being made as to the correctness of the CUSIP, CINS or ISIN number either as printed on the Notes or as contained in the notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes.

     At the Company's request (which request may be revoked by the Company at any time prior to the time at which the Trustee shall have given such notice to the Holders), made in writing to the Trustee at least 45 days (or such shorter period as shall be satisfactory to the Trustee) before a Redemption Date, the Trustee shall give the notice of redemption in the name and at the expense of the Company. If, however, the Company gives such notice to the Holders, the Company shall concurrently deliver to the Trustee an Officers' Certificate stating that such notice has been given.

     SECTION 3.05.  Effect of Notice of Redemption.  Once notice of redemption
                    ------------------------------
is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender of any Notes to the Paying Agent, such Notes shall be paid at the Redemption Price, plus accrued interest, if any, to the Redemption Date.

     Notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of Notes held by Holders to whom such notice was properly given.

     SECTION 3.06.  Deposit of Redemption Price.  On or prior to any Redemption
                    ---------------------------
Date, the Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, shall segregate and hold in trust as provided in
Section 2.05) money sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation.

     SECTION 3.07.  Payment of Notes Called for Redemption.  If notice of
                    --------------------------------------
redemption has been given in the manner provided above, the Notes or portion of Notes specified in such notice to be redeemed shall become due and payable on the Redemption Date at the Redemption Price stated therein, together with accrued interest to such Redemption Date, and on and after such date (unless the Company shall default in the payment of such Notes at the Redemption Price and accrued interest to the Redemption Date, in which case the principal, until paid, shall bear interest from the Redemption Date at the rate prescribed in the Notes), such Notes shall cease to accrue interest. Upon surrender of any Note for redemption in accordance with a notice of redemption, such Note shall be paid and redeemed by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders registered as such at the close of business on the relevant Regular Record Date.

     SECTION 3.08.  Notes Redeemed in Part.  Upon surrender of any Note that is
                    ----------------------
redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder without service charge, a new Note equal in principal amount to the unredeemed portion of such surrendered Note.


                                  ARTICLE FOUR
                                   COVENANTS

     SECTION 4.01.  Payment of Notes.  The Company shall pay the principal of,
                    ----------------
premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, premium, if any, or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company, or any Affiliate of any of them) holds on that date money designated for and sufficient to pay the installment. If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, an installment of principal, premium, if any, or interest shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section 2.05. As provided in Section 6.09, upon any bankruptcy or reorganization procedure relative to the Company, the Trustee shall serve as the Paying Agent, if any, for the Notes.

     The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum specified in the Notes.

     SECTION 4.02.  Maintenance of Office or Agency.  The Company shall maintain
                    -------------------------------
in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The

Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby initially designates the Corporate Trust Office of the Trustee as such office of the Company in accordance with Section 2.04.

     SECTION 4.03.  Limitation on Incurrence of Indebtedness.  (a) The Company
                    ----------------------------------------
shall not, and shall not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the Notes, the Note Guarantees and other Indebtedness existing on the Closing Date); provided that the Company or any Subsidiary Guarantor may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio would be greater than 2:1.

     Notwithstanding the preceding, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

          (i) Indebtedness of the Company or any Subsidiary Guarantor outstanding at any time pursuant to this clause (i) under the Credit Agreement in an aggregate principal amount (together with refinancings thereof incurred under clause (iii) of this paragraph) not to exceed $550 million, less any amount of such Indebtedness permanently repaid as provided under Section 4.11;

          (ii) Indebtedness owed (A) to the Company; provided that if such Indebtedness exceeds $500,000 it shall be evidenced by a promissory note or
     (B) to any Restricted Subsidiary; provided that (x) any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii) and
     (y) if the Company or any Subsidiary Guarantor is the obligor on such Indebtedness, such

     Indebtedness must be expressly subordinated in right of payment to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Subsidiary Guarantor;

          (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided that (a) Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu with, or subordinated in right of payment to, the Notes or the Note Guarantees shall only be permitted under this clause (iii) if (x) in case the Notes are refinanced in part or the Indebtedness to be refinanced is pari passu with the Notes or any Note Guarantees, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu with, or subordinate in right of payment to, the remaining Notes or such Note Guarantees, or (y) in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes or any Note Guarantees, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes or such Note Guarantees at least to the extent that the Indebtedness to be refinanced is subordinated to the Notes or such Note Guarantees, (b) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or refunded or the Stated Maturity of the Notes, if sooner, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded, and (c) such new Indebtedness is Incurred by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness to be refinanced or refunded;

          (iv) Indebtedness of the Company, to the extent the net proceeds thereof are promptly (a) used to purchase Notes tendered in an Offer to Purchase made as a result of a Change in Control or (b) deposited to defease the Notes as described under Section 8.02 or 8.03 or to discharge the Notes as described under Section 8.01;

          (v) Guarantees of the Notes and Guarantees of Indebtedness of the Company or any Subsidiary Guarantor by any Restricted Subsidiary; provided that the Guarantee of such Indebtedness is not prohibited by and is made in accordance with Section 4.07;

          (vi) Indebtedness of Foreign Subsidiaries in an aggregate principal amount outstanding at any time pursuant to this clause (vi) (together with refinancings thereof incurred under clause (iii) of this paragraph) not to exceed the greater of (x) $40 million and (y) 70% of the consolidated book value of the accounts receivable of all the Foreign Subsidiaries;

          (vii) Guarantees of Indebtedness of any Foreign Subsidiary incurred under clause (vi) above, by the Company or any Subsidiary Guarantor; provided that the aggregate amount of Indebtedness guaranteed pursuant to this clause (vii) does not exceed $40 million;

          (viii) Purchase Money Indebtedness of the Company or any Subsidiary Guarantor; provided that the aggregate amount of such Indebtedness outstanding at any time pursuant to this clause (viii) (together with refinancings thereof incurred under clause (iii) of this paragraph) shall not exceed $15 million;

          (ix) Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount outstanding pursuant to this clause (ix) (together with refinancings thereof incurred under clause (iii) of this paragraph) not to exceed $5 million;

          (x)    the D&M Financing; and

          (xi) Indebtedness of the Company or any Subsidiary Guarantor (in addition to Indebtedness permitted under clauses (i) through (x) above), including Indebtedness under the Credit Agreement, outstanding at any time pursuant to this clause (xi) (together with refinancings thereof incurred under clause (iii) of this paragraph) in an aggregate principal amount not to exceed $25 million.

     (b) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur or that is deemed to be outstanding pursuant to this Section 4.03 shall not be affected by fluctuations in the exchange rates of currencies.

     (c) For purposes of determining any particular amount of Indebtedness under this Section 4.03, (x) Indebtedness Incurred under the Credit Agreement on or prior to the Closing Date shall be treated as Incurred pursuant to clause (i) of the second paragraph of clause (a) of this Section 4.03, (y) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (z) any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.10 shall not be treated as Indebtedness. For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above (other than Indebtedness referred to in clause (x) of the preceding sentence), the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and shall only be required to include the amount and type of such Indebtedness in one of such clauses.

     SECTION 4.04.  Limitation on Senior Subordinated Indebtedness.  The Company
                    ----------------------------------------------
shall not, and shall not permit any Subsidiary Guarantor to Incur any Indebtedness that is subordinate in right of payment to any Senior Indebtedness unless such Indebtedness is pari passu with, or subordinated in right of payment to, the Notes or any Note Guarantee.

     SECTION 4.05.  Limitation on Restricted Payments.  The Company shall not,
                    ---------------------------------
and shall not permit any Restricted Subsidiary to, directly or indirectly,

          (i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock held by persons other than the Company or any of its Restricted Subsidiaries other than:

               (x) dividends or distributions payable in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and

               (y) pro rata dividends or distributions on Common Stock of Restricted Subsidiaries,

          (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of the Company or any Subsidiary Guarantor (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person other than a Subsidiary Guarantor,

         (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other voluntary or optional acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Notes or any Indebtedness of a Subsidiary Guarantor that is subordinated in right of payment to the Note Guarantees or

          (iv) make any Investment, other than a Permitted Investment, in any Person (such payments or any other actions described in clauses (i) through (iv) above being collectively ''Restricted Payments''), if, at the time of, and after giving effect to, the proposed Restricted
Payment:

               (A) a Default or Event of Default shall have occurred and be continuing,

               (B) the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of part (a) of Section 4.03 or

               (C) the aggregate amount of all Restricted Payments made after the Closing Date shall exceed the sum of

                    (1) 50% of the aggregate amount of the Adjusted Consolidated
               Net Income (or, if the Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter beginning immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the Commission or provided to the Trustee plus

                    (2) the aggregate Net Cash Proceeds received by the Company after the Closing Date from

                        (a) the issuance and sale of its Capital Stock (other than Disqualified Stock) to a Person who is not a Subsidiary of the Company,

                        (b) an issuance or sale to a Person who is not a Subsidiary of the Company not prohibited by this Indenture of Indebtedness of the Company or a Subsidiary of the Company for cash subsequent to the Closing Date upon the conversion or exchange of such Indebtedness into Capital Stock (other than Disqualified Stock) of the Company,

                        (c) any exercise for, or exchange or conversion of, securities (including options, warrants, rights and convertible or exchangeable Indebtedness) of the Company or a Subsidiary of the Company into Capital Stock (other than Disqualified Stock) of the Company, and

                        (d) the issuance or sale to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes) plus

                    (3) an amount equal to the net reduction in Investments
               (other than reductions in Permitted Investments) in any Person resulting from distributions on or repayments of any Investments, including payments of interest on Indebtedness, dividends, repayments of loans or advances, or other distributions or transfers of assets, in each case to the Company or any

               Restricted Subsidiary or from the Net Cash Proceeds from the sale or other disposition of any such Investment (except, in each case, in order to avoid duplication to the extent any such payment or proceeds have been or would be included in the calculation of Adjusted Consolidated Net Income for purposes of clause (C)(1) of this Section 4.05), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of ''Investments''), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary plus

                    (4) $5 million.

          The amount of all Restricted Payments, if other than in cash, shall be the fair market value thereof determined in good faith by the Board of Directors or a Senior Officer of the Company, whose determination shall be conclusive; provided that if the non cash amount of any single Restricted Payment or series of related Restricted Payments exceeds $25 million, such amount shall be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution.

          The preceding provision shall not be violated by reason of:

          (i) the payment of any dividend within 60 days after the date of its declaration if, on the date of declaration, such payment would comply with the foregoing paragraph;

          (ii) the making of any principal payment or the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes or any Note Guarantee including principal, premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (iii) of the second paragraph of part (a) of Section 4.03;

          (iii) the repurchase, redemption, retirement or other acquisition of Capital Stock of the Company, a Subsidiary Guarantor or an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock; provided that such options, warrants or other rights are not redeemable prior to the Stated Maturity of the Notes);

          (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness that is subordinated in right of payment to the Notes or any Note Guarantee in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock; provided that such options, warrants or other rights are not redeemable prior to the Stated Maturity of the Notes);

          (v) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company; provided that no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such payment or distribution;

          (vi) Investments acquired in exchange for, or out of the proceeds of a substantially concurrent offering of, Capital Stock (other than Disqualified Stock) of the Company;

          (vii) the declaration or payment of dividends on Capital Stock (other than Disqualified Stock) of the Company in an aggregate annual amount not to exceed 6% of the Net Cash Proceeds received by the Company after the Closing Date from the sale of such Capital Stock; provided that no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such action or payment;

          (viii) any purchase of fractional shares of Common Stock of the Company in connection with the conversion of the Convertible Subordinated Debentures;

          (ix)   the D&M Acquisition;

          (x) loans or advances to employees of the Company or its Restricted Subsidiaries in the ordinary course of business to purchase Capital Stock (other than Disqualified Stock) of the Company in an aggregate amount outstanding at any time under this clause (x) not to exceed $10 million;

          (xi) Investments in any Person the primary business of which is related, ancillary or complementary to the business of the Company and its Restricted Subsidiaries on the date of such Investment; provided that the aggregate amount of such Investments under this clause (xi) does not exceed $20 million plus the net reduction in Investments made pursuant to this clause (xi) resulting from distributions on or repayments of such Investments, including payments of interest on Indebtedness, dividends, repayments of loans or advances, or other distributions or other transfers of assets, in each case to the Company or any Restricted Subsidiary, or from the Net Cash Proceeds from the sale or other disposition of any such Investment (except, in each case, in order to avoid duplication to the extent any such payments or proceeds have been or would be included in the calculation of Adjusted

     Consolidated Net Income for purposes of clause (C)(1) of this Section 4.05) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"); provided that the net reduction in any Investments from any Person shall not exceed the amount of such Investments in such Person; provided further that no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Investment;

          (xii) repurchases of Capital Stock of the Company or a Subsidiary of the Company or options, warrants or other rights to acquire Capital Stock of the Company or a Subsidiary of the Company repurchased from employees (or their heirs or estates) of the Company or its Subsidiaries upon the death, disability or termination of employment in an aggregate amount under this clause (xii) to all employees (or their heirs or estates) that shall not during any one fiscal year exceed the sum of:

                (a) $2 million plus

                (b) the aggregate amount of repurchases that would have been permitted to be made during each preceding fiscal year pursuant to this clause (xii) and were not so made;

     provided that no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such repurchase;

         (xiii) purchases of shares of Capital Stock of any Subsidiary Guarantor owned by professional engineers in connection with licensing requirements in an aggregate amount not to exceed $500,000;

          (xiv) repurchases of shares of Capital Stock of the Company that constitute odd lots, pursuant to a program established by the Company for the repurchase of odd lots, in an aggregate amount during any fiscal year not to exceed the sum of $100,000 plus the aggregate amount of repurchases that would have been permitted to be made under this clause (xiv) during each preceding fiscal year and were not so made;

          (xv) dividends on Preferred Stock of Restricted Subsidiaries permitted to be issued pursuant to Section 4.03; or

          (xvi) other Restricted Payments in an aggregate amount not to exceed $10 million, measured by the fair market value thereof at the time made; provided that no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment.

     Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof, an Investment acquired in exchange for Capital Stock referred to in clause (vi) thereof, an Investment described in clause (ix) thereof, any loan or advance referred to in clause (x) thereof, repurchases of Capital Stock referred to in clause (xii) or clause (xiii) thereof, dividends on Preferred Stock of Restricted Subsidiaries referred to in clause (xv) thereof or Restricted Payments referred to in clause (xvi) thereof), and the Net Cash Proceeds from any issuance of Capital Stock referred to in clauses (iii), (iv) and (vi) thereof, shall be included in calculating whether the conditions of clause (C) of the first paragraph of this Section 4.05 have been met with respect to any subsequent Restricted Payments. For purposes of determining compliance with this Section 4.05, in the event that a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in the above clauses, the Company, in its sole discretion, may order and classify, and from time to time may reclassify, such Restricted Payment if it would have been permitted at the time such Restricted Payment was made and at the time of such reclassification.

     SECTION 4.06.  Limitation on Dividend and Other Payment Restrictions
                    -----------------------------------------------------
Affecting Restricted Subsidiaries.  The Company shall not, and shall not permit
---------------------------------
any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

          (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary,

          (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary,

          (iii) make loans or advances to the Company or any other Restricted Subsidiary or

          (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

     The preceding provisions shall not restrict any encumbrances or restrictions:

          (i) existing on the Closing Date in the Credit Agreement, this Indenture or any other agreements or Indebtedness in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements or Indebtedness; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

          (ii)   existing under or by reason of applicable law;

          (iii) contained in any agreements binding upon or relating to any property, asset, business or any Person or the property, assets or businesses of such Person, in each case acquired by the Company or any Restricted Subsidiary and existing at the time of such acquisition and not incurred in contemplation of such acquisition; provided that such encumbrances or restrictions are not applicable to any property, asset, business or any Person or the property, assets or businesses of such Person, other than the property, asset, business or Person or the property, assets or businesses of such Person so acquired;

          (iv)   in the case of clause (iv) of the first paragraph of this
     Section 4.06, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

          (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

          (vi) contained in the terms of any Indebtedness of the Company or any Subsidiary Guarantor; provided that such encumbrances or restrictions taken as a whole are no more restrictive in the aggregate than those contained in this Indenture, as determined in good faith by the Board of Directors or a Senior Officer of the Company, whose determination shall be conclusive;

          (vii) contained in any agreement or instrument governing Senior Indebtedness not incurred in violation of Section 4.03; provided that such encumbrances or restrictions taken as a whole are no more restrictive in the aggregate than those contained in the Credit Agreement, as determined in good faith by the Board of Directors or a Senior Officer of the Company, whose determination shall be conclusive;

          (viii) on cash or other deposits or net worth, imposed by customers under contracts entered into in the ordinary course of business;

          (ix) with respect to any Restricted Subsidiary, contained in the terms of any Indebtedness or Preferred Stock or any agreement pursuant to which such Indebtedness or Preferred Stock was issued if:

               (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement,

               (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Company) and

               (C) the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes, as determined in good faith by the Board of Directors or a Senior Officer of the Company, whose determination shall be conclusive;

          (x) with respect to any property or assets acquired with Purchase Money Indebtedness and imposed by such Purchase Money Indebtedness;

          (xi) contained in any extensions, refinancings, renewals or replacements of any of the agreements or instruments referred to in the preceding clauses of this paragraph, provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements taken as a whole are not materially less favorable to the Holders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced, as determined in good faith by the Board of Directors or a Senior Officer of the Company, whose determination shall be conclusive; or

          (xii)with respect to any Foreign Subsidiary, contained in the terms of any Indebtedness or Preferred Stock or any agreement pursuant to which such Indebtedness or Preferred Stock was issued if:

               (A) either (i) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (ii) the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes, as determined in good faith by the Board of Directors or a Senior Officer of the Company, whose determination shall be conclusive and

               (B) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Notes than is customary in comparable financings (as determined by the Company).

     Nothing contained in this Section 4.06 shall prevent the Company or any Restricted Subsidiary from (i) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.10 or (ii) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Indebtedness of the Company or any of its Restricted Subsidiaries.

     SECTION 4.07.  Limitation on Issuances of Guarantees by Restricted
                    ---------------------------------------------------
Subsidiaries.  The Company shall not permit any Restricted Subsidiary that is
------------
not a Subsidiary Guarantor, directly or indirectly, to Guarantee any Indebtedness of the Company or any other Restricted Subsidiary (other than a Foreign Subsidiary), unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture, in a form reasonably satisfactory to the Trustee, providing for a Guarantee (a ''Subsidiary Guarantee'') of payment of the Notes by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee. The Subsidiary Guarantee may be subordinated to Senior Indebtedness of the Subsidiary Guarantor to the same extent as the Notes are subordinated to Senior Indebtedness of the Company.

     Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (x) any sale, exchange or transfer, to any Person (other than the Company or any other Restricted Subsidiary), of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture) or (y) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

     SECTION 4.08.  Consummation of the D&M Acquisition.  As soon as practicable
                    -----------------------------------
after the date hereof, the Company shall consummate the D&M Acquisition and notify the Trustee thereof.

     SECTION 4.09.  Limitation on Transactions with Shareholders and Affiliates.
                    -----------------------------------------------------------
The Corporation shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any holder (or any Affiliate of such holder) of 5% or more of any class of Capital Stock of the Company or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a Person that is not such a holder or an Affiliate.

     The preceding limitation does not limit, and shall not apply to:

          (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors, if there are any such disinterested members or (B) for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking, accounting, appraisal firm, or valuation stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view;

          (ii) any transaction solely between the Company and any of its Wholly Owned Restricted Subsidiaries or solely between Wholly Owned Restricted Subsidiaries;

          (iii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company and indemnification arrangements entered into by the Company in the ordinary course of business;

          (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes;

          (v) any sale of shares of Capital Stock (other than Disqualified Stock) of the Company;

          (vi) management and administrative services provided in the ordinary course of business by the Company or any Restricted Subsidiary to any Restricted Subsidiary or any Person in which the Company or any Restricted Subsidiary has an Investment;

          (vii) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

          (viii) payments to Richard C. Blum or Richard C. Blum & Associates, L.P. under consulting agreements in an aggregate amount not to exceed $150,000 in any fiscal year; or

          (ix) any Permitted Investments and any Restricted Payments not prohibited by Section 4.05.

Notwithstanding the preceding, any transaction or series of related transactions covered by the first paragraph of this Section 4.09 and not covered by clauses
(ii) through (ix) of this Section 4.09, (a) the aggregate amount of which exceeds $10 million in value, must be approved or determined to be fair in the manner provided for in clause (i)(A) or (B) above and (b) the aggregate amount of which exceeds $15 million in value, must be determined to be fair in the manner provided for in clause (i)(B) above.

     SECTION 4.10.  Limitation on Liens.  The Company shall not, and shall not
                    -------------------
permit any Subsidiary Guarantor to, Incur any Indebtedness secured by a Lien (''Secured Indebtedness'') which is not Senior Indebtedness unless contemporaneously with such Incurrence effective provision is made to secure the Notes or the Note Guarantees equally and ratably with (or, if the Secured Indebtedness is subordinated in right of payment to the Notes or the Note Guarantees, prior to) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

     The preceding limitation does not apply to:

          (i) any interest or title of a lessor in the property subject to any Capitalized Lease;

          (ii) Liens on shares of Capital Stock of any Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary;

          (iii) Liens on cash set aside at the time of the Incurrence of any Indebtedness, or government securities purchased with such cash, in either case to the extent that such cash or government securities prefund the payment of interest on such Indebtedness and are held in an escrow account or similar arrangements to be applied for such purpose;

          (iv) Liens on assets or property purchased with Purchase Money Indebtedness securing such Indebtedness; and

          (v)    Liens in favor of the Company.

     SECTION 4.11.  Limitation on Asset Sales.  The Company shall not, and shall
                    -------------------------
not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 75% of the consideration received consists of (a) cash or Temporary Cash Investments, (b) the assumption of Indebtedness of the Company or any Restricted Subsidiary (other than Indebtedness to the Company or any Restricted Subsidiary), provided that the Company or such Restricted Subsidiary is irrevocably and unconditionally released from all liability under such Indebtedness or (c) Replacement Assets.

     In the event and to the extent that the Net Cash Proceeds received by the Company or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed $5 million, then the Company shall or shall cause the relevant Restricted Subsidiary to:

          (i) within 12 months after the date Net Cash Proceeds so received exceed $5 million,

               (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay Senior Indebtedness of the Company or of any Subsidiary Guarantor or Indebtedness of any other Restricted Subsidiary, in each case owing to a Person other than the Company or any of its Restricted Subsidiaries, or

               (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in Replacement Assets, and

          (ii) apply (no later than the end of the 12-month period referred to in clause (i)) an amount equal to such excess Net Cash Proceeds (to the extent not applied or committed to be applied pursuant to clause (i)) as provided in the following paragraphs of this Section 4.11.

     The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause
(i) of the preceding sentence and not applied as so required by the end of such period shall constitute ''Excess Proceeds.'' If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this Section 4.11 totals at least $5 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the Holders (and if required by the terms of any Indebtedness that is pari passu with the Notes (''Pari Passu Indebtedness''), from the holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate principal amount of Notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount thereof, plus, in each case, accrued interest (if any) to the Payment Date.

     If the Company is required by the terms of any Pari Passu Indebtedness to apply any Excess Proceeds to purchase such Pari Passu Indebtedness, then the Company shall apply a portion of the Excess Proceeds to purchase Notes pursuant to an Offer to Purchase and a portion of the Excess Proceeds to conduct an offer to purchase an amount of such Pari Passu Indebtedness from the holders of such Pari Passu Indebtedness on the same terms and conditions as the Offer to Purchase applicable to the Notes, and such purchase shall be consummated on the same date as the date of consummation of the Offer to Purchase applicable to the Notes.

     The principal amount of Notes that the Company shall purchase shall be an aggregate principal amount equal to the lesser of:

          (i) the aggregate outstanding principal amount of the Notes tendered into such Offer to Purchase, and

          (ii) the product of:

               (a) the aggregate outstanding principal amount of the then outstanding Notes times

               (b) a fraction, (x) the numerator of which is the aggregate amount of Excess Proceeds on such date and (y) the denominator of which is the sum of the aggregate principal amount of outstanding Notes plus the aggregate outstanding principal amount (or accreted value in the case of Pari Passu Indebtedness issued with original issue discount) of such Pari Passu Indebtedness.

     The purchase price that the Company shall be required to pay for Notes purchased pursuant to the preceding shall be equal to 100% of the principal amount thereof, plus accrued interest, if any, to the Payment Date. If the aggregate principal amount of Notes tendered by Holders of such Notes exceeds the amount of Excess Proceeds applied by the Company pursuant to the preceding to the purchase of Notes, the Company shall purchase tendered Notes on a pro rata basis.

     On the Payment Date, the Company shall:

          (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase;

          (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and

          (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company.

     The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price of such Notes, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples of $1,000. The Company shall publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase.

     The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to such Offer to Purchase, the Company shall comply with the applicable securities laws and regulations and shall be deemed to not have breached its obligations under this Indenture with respect to such Offer to Purchase by virtue of such compliance with applicable securities laws and regulations.

     Upon completion of any such Offer to Purchase, the amount of Excess Proceeds shall be reset to zero.

     SECTION 4.12.  Repurchase of Notes upon a Change of Control.  The Company
                    --------------------------------------------
shall commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest, if any, to the Payment Date.

     On the Payment Date, the Company shall:

          (i) accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase;

          (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and

          (iii) deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company.

     The Paying Agent shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price of such Notes, and the Trustee shall promptly authenticate and mail to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples of $1,000. The Company shall publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase.

     The Company shall comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to such Offer to Purchase, the Company shall comply with the applicable securities laws and regulations and shall be deemed to not have breached its obligations under this Indenture with respect to such Offer to Purchase by virtue of such compliance with applicable securities laws and regulations.

     SECTION 4.13.  Existence.  Subject to Articles Four and Five of this
                    ---------
Indenture, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and the existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of the Company and each Restricted Subsidiary and the rights (whether pursuant to charter, partnership certificate, agreement, statute or otherwise), licenses and franchises of the Company and each Restricted Subsidiary; provided that the Company shall not be required to preserve any such right, license or franchise, or the existence of any Restricted Subsidiary, if the maintenance or preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries taken as a whole.

     SECTION 4.14.  Payment of Taxes.  The Company shall pay or discharge and
                    ----------------
shall cause each of its Subsidiaries to pay or discharge, or cause to be paid or discharged, before the same shall become delinquent all material taxes, assessments and governmental charges levied or imposed upon (a) the Company or any such Subsidiary, (b) the income or profits of any such Subsidiary which is a corporation or (c) the property of the Company or any such Subsidiary; provided that the Company shall not be required to pay or discharge, or cause any of its Subsidiaries to pay or discharge, any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established.

     SECTION 4.15.  Maintenance of Properties and Insurance.  The Company shall
                    ---------------------------------------
cause all properties used or useful in the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section 4.15 shall prevent the Company or any Restricted Subsidiary from discontinuing the use, operation or maintenance of any of such properties or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of the business of the Company or such Restricted Subsidiary.

     The Company shall provide or cause to be provided, for itself and its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties, including, but not limited to, products liability insurance and public liability insurance, with reputable insurers or with the government of the United States of America, or an agency or instrumentality thereof, in such amounts, with such deductibles and by such methods as shall be customary for corporations similarly situated in the industry in which the Company or any such Restricted Subsidiary, as the case may be, is then conducting business.

     SECTION 4.16.  Notice of Defaults.  In the event that any Officer becomes
                    ------------------
aware of any Default or Event of Default, the Company shall promptly deliver to the Trustee an Officers' Certificate specifying such Default or Event of Default.

     SECTION 4.17.  Compliance Certificates.  (a)  The Company shall deliver to
                    -----------------------
the Trustee, within 90 days after the end of the Company's fiscal year, an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that occurred during such fiscal year. Such certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company that a review has been conducted of the activities of the Company and its Restricted Subsidiaries and the Company's and its Restricted Subsidiaries' performance under this Indenture and that the Company has complied with all conditions and covenants under this Indenture. For purposes of this Section 4.17, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If any of the officers of the Company signing such certificate has knowledge of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section 4.17(a) shall be for the fiscal year in which this Indenture was executed.

     (b) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, beginning with the fiscal year in which this Indenture was executed, a certificate signed by the Company's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters,
(ii) that they have read the most recent Officers' Certificate delivered to the Trustee pursuant to paragraph (a) of this Section 4.17 and (iii) whether, in connection with their audit examination, anything came to their attention that caused them to believe that the Company was not in compliance with any of the terms, covenants, provisions or conditions of Article Four and Section 5.01 of this Indenture as they pertain to accounting matters and, if any Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided that such independent certified public accountants shall not be liable in respect of such statement by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards in effect at the date of such examination.

     SECTION 4.18.  Commission Reports and Reports to Holders.  Whether or not
                    -----------------------------------------
the Company is then required to file reports with the Commission, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by Sections 13(a) or 15(d) under the Exchange Act if it were subject thereto, unless the Commission will not accept such filing. The Company shall supply the Trustee and each Holder or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information. The Company also shall comply with the other provisions of TIA Section 314(a).

     SECTION 4.19.  Waiver of Stay, Extension or Usury Laws.  The Company
                    ---------------------------------------
covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                 ARTICLE FIVE
                             SUCCESSOR CORPORATION

     SECTION 5.01.  When Company May Merge, Etc.  The Company shall not
                    ---------------------------
consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company, unless:

          (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets of the Company shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the obligations of the Company on all of the Notes and under this Indenture;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (iii) immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor obligor of the Notes shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; provided that this clause (iii) shall not apply to a consolidation or merger;

          (iv) immediately after giving effect to such transaction on a pro forma basis, the Company, or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of Section 4.03; provided that this clause (iv) shall not apply to a consolidation, merger or sale of all (but not less than all) of the assets of the Company if all Liens and Indebtedness of the Company or any Person becoming the successor obligor on the Notes, as the case may be, and its Restricted Subsidiaries outstanding immediately after such transaction would have been permitted (and all such Liens and Indebtedness, other than Liens and Indebtedness of the Company and its Restricted Subsidiaries outstanding immediately prior to the transaction, shall be deemed to have been Incurred) for all purposes of this Indenture;

          (v) the Company delivers to the Trustee an Officers' Certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; and

          (vi) each Subsidiary Guarantor, unless such Subsidiary Guarantor is the Person with which the Company has entered into a transaction under this
     Section 5.01, shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of the Company or the surviving entity in accordance with the Notes and this Indenture;

     provided, however, that clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution, the principal purpose of such transaction is to change the state of incorporation of the Company and any such transaction shall not have as one of its purposes the evasion of the preceding limitations.

     SECTION 5.02.  Successor Substituted.  Upon any consolidation or merger, or
                    ---------------------
any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company in accordance with
Section 5.01 of this Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor

Person had been named as the Company herein; provided that the Company shall not be released from its obligation to pay the principal of, premium, if any, or interest on the Notes in the case of a lease of all or substantially all of its property and assets.

                                  ARTICLE SIX
                             DEFAULT AND REMEDIES

     SECTION 6.01.  Events of Default.  Any of the following events shall
                    -----------------
constitute an "Event of Default" hereunder:
               ----------------

          (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, regardless of whether such payment is prohibited by the provisions described under Article Eleven;

          (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days, regardless of whether such payment is prohibited by the provisions described under Article Eleven;

          (c) default in the performance or breach of the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Company or the failure to make or consummate an Offer to Purchase in accordance with Section 4.11 and Section 4.12;

          (d) the Company or any Subsidiary Guarantor defaults in the performance of or breaches any other covenant or agreement of the Company in this Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 60 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

          (e) there occurs with respect to any issue or issues of Indebtedness of the Company, any Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary, having an outstanding principal amount of $15 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (i) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration or (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

          (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $15 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company, any Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary, and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $15 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company, any Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary, in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary, or for all or substantially all of the property and assets of the Company, any Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary, or (C) the winding up or liquidation of the affairs of the Company, any Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary, and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

          (h) the Company, any Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary, (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law,
     (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary, or for all or substantially all of the property and assets of the Company, or any Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary, or (C) effects any general assignment for the benefit of creditors; or

          (i) except as permitted by this Indenture, any Subsidiary Guarantor repudiates its obligations under its Note Guarantee or any Note Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect.

     SECTION 6.02.  Acceleration.  If an Event of Default (other than an Event
                    ------------
of Default specified in clause (g) or (h) of Section 6.01 that occurs with respect to the Company or a Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable; provided that any such declaration of acceleration shall not become effective until the earlier of (x) five Business Days after receipt of the acceleration notice by the Bank Agent and the Company or (y) acceleration of the Indebtedness under the Credit Agreement; provided further that such acceleration shall automatically be rescinded and annulled without any further action required on the part of the Holders in the event that any and all Events of Default specified in the acceleration notice under this Indenture shall have been cured, waived or otherwise remedied as provided in this Indenture prior to the expiration of the period referred to in the preceding clauses (x) and (y). In the event of a declaration of acceleration because an Event of Default set forth in clause (e) of Section 6.01 has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the Company, the relevant Significant Subsidiary or the relevant group of Subsidiary Guarantors or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) of Section 6.01 occurs with respect to the Company or a Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary, the principal of, premium, if any, and accrued interest on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

     At any time after such declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of at least a majority in principal amount of the outstanding Notes by written notice to the Company and to the Trustee, may waive all past Defaults and rescind and annul a declaration of acceleration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Notes, (iii) the principal of and premium, if any, on any Notes that have become due otherwise than by such declaration or occurrence of acceleration and interest thereon at the rate prescribed therefor by such

Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest, if any, at the rate prescribed therefor by such Notes,
(b) all existing Events of Default, other than the non-payment of the principal of, premium, if any, and accrued interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

     SECTION 6.03.  Other Remedies.  If an Event of Default occurs and is
                    --------------
continuing, the Trustee may, and at the direction of the Holders of at least a majority in principal amount of the outstanding Notes shall, pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

     SECTION 6.04.  Waiver of Past Defaults.  Subject to Sections 6.02, 6.07 and
                    -----------------------
9.02, the Holders of at least a majority in principal amount of the outstanding Notes, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of, premium, if any, or interest on any Note as specified in clause (a) or (b) of
Section 6.01 or in respect of a covenant or provision of this Indenture which cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

     SECTION 6.05.  Control by Majority.  The Holders of at least a majority in
                    -------------------
aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided that the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of Holders of Notes not joining in the giving of such direction; and provided further that the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes.

     SECTION 6.06.  Limitation on Suits.  A Holder may not institute any
                    -------------------
proceeding, judicial or otherwise, with respect to this Indenture or the Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

          (i) the Holder has previously given the Trustee written notice of a continuing Event of Default;

          (ii) the Holders of at least 25% in aggregate principal amount of outstanding Notes shall have made a written request to the Trustee to pursue such remedy;

          (iii) such Holder or Holders offer the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liability or expense;

          (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (v) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

     For purposes of Section 6.05 of this Indenture and this Section 6.06, the Trustee shall comply with TIA Section 316(a) in making any determination of whether the Holders of the required aggregate principal amount of outstanding Notes have concurred in any request or direction of the Trustee to pursue any remedy available to the Trustee or the Holders with respect to this Indenture or the Notes or otherwise under the law.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

     SECTION 6.07.  Rights of Holders to Receive Payment.  Notwithstanding any
                    ------------------------------------
other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, shall not be impaired or affected without the consent of such Holder.

     SECTION 6.08.  Collection Suit by Trustee.  If an Event of Default in
                    --------------------------
payment of principal, premium or interest specified in clause (a), (b) or (c) of
Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor of the Notes for the whole amount of principal, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal, premium, if any, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate specified in the Notes, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     SECTION 6.09.  Trustee May File Proofs of Claim.  The Trustee may file such
                    --------------------------------
proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor of the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies, securities or other property payable or deliverable upon conversion or exchange of the Notes or upon any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. Nothing herein contained shall be deemed to empower the Trustee to authorize or consent to, or accept or adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 6.10.  Priorities.  If the Trustee collects any money pursuant to
                    ----------
this Article Six, it shall pay out the money in the following order:

          First:  to the Trustee for all amounts due under Section 7.07;

          Second: to the holders of Senior Indebtedness, and as to the extent required by Article Eleven;

          Third: to Holders for amounts then due and unpaid for principal of, premium, if any, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest, respectively; and

          Fourth: to the Company or any other obligors of the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

     The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

     SECTION 6.11.  Undertaking for Costs.  In any suit for the enforcement of
                    ---------------------
any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of the suit, and the court may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a

Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the outstanding Notes.

     SECTION 6.12.  Restoration of Rights and Remedies.  If the Trustee or any
                    ----------------------------------
Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, Trustee and the Holders shall continue as though no such proceeding had been instituted.

     SECTION 6.13.  Rights and Remedies Cumulative.  Except as otherwise
                    ------------------------------
provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     SECTION 6.14.  Delay or Omission Not Waiver.  No delay or omission of the
                    ----------------------------
Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.


                                 ARTICLE SEVEN
                                    TRUSTEE

     SECTION 7.01.  General.  The duties and responsibilities of the Trustee
                    -------
shall be as provided by the TIA and as set forth herein. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article Seven.

     SECTION 7.02.  Certain Rights of Trustee.  Subject to TIA Sections 315(a)
                    -------------------------
through (d):

          (i) the Trustee may rely, and shall be protected in acting or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper person;

          (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to
     Section 13.04. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

          (iii) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder;

          (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

          (v) the Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, provided that the Trustee's conduct does not constitute negligence or bad faith;

          (vi) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate; and

          (vii) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney.

     SECTION 7.03.  Individual Rights of Trustee.  The Trustee, in its
                    ----------------------------
individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not the Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to TIA Sections 310(b) and 311.

     SECTION 7.04.  Trustee's Disclaimer.  The Trustee (i) makes no
                    --------------------
representation as to the validity or adequacy of this Indenture or the Notes,
(ii) shall not be accountable for the Company's use or application of the proceeds from the Notes and (iii) shall not be responsible for any statement in the Notes other than its certificate of authentication.

     SECTION 7.05.  Notice of Default.  If any Default or any Event of Default
                    -----------------
occurs and is continuing and if such Default or Event of Default is known to the Trustee, the Trustee shall mail to each Holder in the manner and to the extent provided in TIA Section 313(c) notice of the Default or Event of Default within 45 days after it occurs, unless such Default or Event of Default has been cured; provided, however, that, except in the case of a default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders.

     SECTION 7.06.  Reports by Trustee to Holders.  Within 60 days after each
                    -----------------------------
May 15, beginning with May 15, 2000, the Trustee shall mail to each Holder as provided in TIA Section 313(c) a brief report dated as of such May 15, if required by TIA Section 313(a).

     A copy of each report at the time of its mailing to the Holders of Securities shall be mailed to the Company and filed with the Commission and each stock exchange on which the Securities are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Securities are listed on any stock exchange or of any delisting thereof.

     SECTION 7.07.  Compensation and Indemnity.  The Company shall pay to the
                    --------------------------
Trustee such compensation as shall be agreed upon in writing for its services hereunder. The compensation of the Trustee shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by the Trustee without negligence or bad faith on its part. Such expenses shall include the reasonable compensation and expenses of the Trustee's agents and counsel.

     The Company and each Subsidiary Guarantor shall indemnify the Trustee for, and hold it harmless against, any loss or liability or expense incurred by it without negligence or bad faith on its part in connection with the acceptance or administration of this Indenture and its duties under this Indenture and the Notes, including the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture and the Notes. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder, unless the Company is materially prejudiced thereby. The Company shall defend the claim and the Trustee shall cooperate in the defense. Unless otherwise set forth herein, the Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

     To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.

     If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in clause (g) or (h) of Section 6.01, the expenses and the compensation for the services will be intended to constitute expenses of administration under Title 11 of the United States Bankruptcy Code or any applicable federal or state law for the relief of debtors.

     The provisions of this Section 7.07 shall survive the termination of this Indenture.

     The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

     SECTION 7.08.  Replacement of Trustee.  A resignation or removal of the
                    ----------------------
Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

     The Trustee may resign at any time by so notifying the Company in writing at least 30 days prior to the date of the proposed resignation. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee with the consent of the Company. The Company may remove the Trustee if: (i) the Trustee is no longer eligible under Section 7.10; (ii) the Trustee is adjudged a bankrupt or an insolvent; (iii) a receiver or other public officer takes charge of the Trustee or its property; or (iv) the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed, or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If the successor Trustee does not deliver its written acceptance required by the next succeeding paragraph of this Section 7.08 within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding

Notes may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after the delivery of such written acceptance, subject to the lien provided in Section 7.07, (i) the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, (ii) the resignation or removal of the retiring Trustee shall become effective and (iii) the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

     If the Trustee is no longer eligible under Section 7.10 or shall fail to comply with TIA Section 310(b), any Holder who satisfies the requirements of TIA
Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 7.08, the Trustee shall resign immediately in the manner and with the effect provided in this Section.

     The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligation under Section 7.07 shall continue for the benefit of the retiring Trustee.

     SECTION 7.09.  Successor Trustee by Merger, Etc.  If the Trustee
                    --------------------------------
consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee herein, provided such corporation shall be otherwise qualified and eligible under this Article.

     SECTION 7.10.  Eligibility.  This Indenture shall always have a Trustee who
                    -----------
satisfies the requirements of TIA Section 310(a)(1). The Trustee shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition that is subject to the requirements of applicable Federal or state supervising or examining authority. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in this Article.

     SECTION 7.11.  Money Held in Trust.  The Trustee shall not be liable for
                    -------------------
interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust under Article Eight of this Indenture.


                                 ARTICLE EIGHT
                            DISCHARGE OF INDENTURE

     SECTION 8.01.  Termination of Company's Obligations.  Except as otherwise
                    ------------------------------------
provided in this Section 8.01, the Company may terminate its obligations under the Notes and this Indenture if:

          (i) all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced or Notes that are paid pursuant to Section 4.01 or Notes for whose payment money or securities have theretofore been held in trust and thereafter repaid to the Company, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder; or

          (ii) (A) all Notes not previously delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year upon arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company has deposited or caused to be deposited with the Trustee funds in trust for such purpose in an amount sufficient to pay and discharge the entire Indebtedness on such Notes not previously delivered to the Trustee for cancellation, for principal (and premium, if any, on), and interest on the Notes to the date of such deposit (in the case of Notes that have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, (B) no Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit, (C) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound and (D) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that the Company has complied with all conditions precedent provided for herein relating to the satisfaction and discharge of this Indenture.

     With respect to the foregoing clause (i), the Company's obligations under
Section 7.07 shall survive. With respect to the foregoing clause (ii), the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08,
2.09, 2.14, 4.01, 4.02, 7.07, 7.08, 8.04, 8.05 and 8.06 shall survive until the
Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07, 8.04, 8.05 and 8.06 and Article Eleven (with respect to payments in respect of Senior Subordinated Obligations other than with the assets held in trust as described in clause (ii) above) shall survive. After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

     SECTION 8.02.  Defeasance and Discharge of Indenture.  The Company will be
                    -------------------------------------
deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the 91st day after the date of the deposit referred to in clause (A) of this Section 8.02, and the provisions of this Indenture will no longer be in effect with respect to the Notes, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same if:

          (A) with reference to this Section 8.02, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (1) money in an amount, (2) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (A), money in an amount or (3) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity of such principal or interest or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular Redemption Date; provided that the Company shall have irrevocably instructed the Trustee to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes;

          (B) the Company has delivered to the Trustee (1) either (x) an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.02 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised, which Opinion of Counsel shall be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (2) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and that after the passage of 90 days following the deposit, the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code in a case commenced by or against the Company under such statute, and either (I) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (II) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (a) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute and (b) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding;

          (C) immediately after giving effect to such deposit, on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 91/st/ day after such date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound and is permitted by Article Eleven; and

          (D) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02 have been complied with.

     Notwithstanding the foregoing, prior to the end of the 90-day period referred to in clause (B)(2) of this Section 8.02, none of the Company's obligations under this Indenture shall be discharged. Subsequent to the end of such 90-day period with respect to this Section 8.02, the Company's obligations in Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 2.14, 4.01, 4.02,
8.04, 8.05, 8.06 and the rights, powers, trusts, duties and immunities of the Trustee hereunder and Article Eleven (with respect to payments in respect of Senior Subordinated Obligations other than with the assets held in trust as described in this Section 8.02) shall survive until the Notes are no longer outstanding. Thereafter, only the Company's obligations in Sections 7.07, 8.04,
8.05 and 8.06 shall survive. If and when a ruling from the Internal Revenue Service or an Opinion of Counsel referred to in clause (B)(1) of this Section
8.02 is able to be provided specifically without regard to, and not in reliance upon, the continuance of the Company's obligations under Section 4.01, then the Company's obligations under such Section 4.01 shall cease upon delivery to the Trustee of such ruling or Opinion of Counsel and compliance with the other conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.02.

     After any such irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations in the immediately preceding paragraph.

     SECTION 8.03.  Defeasance of Certain Obligations.  The Company may omit to
                    ---------------------------------
comply with any term, provision or condition set forth in clauses (iii) and (iv) of Section 5.01 and Sections 4.03 through 4.11 and clause (c) of Section 6.01 with respect to clauses (iii) and (iv) of Section 5.01, clauses (d) of Section
6.01 with respect to Sections 4.01, 4.02 and 4.12 through 4.19 and clauses (e),
(f), (i) and, except with respect to the Company or a Subsidiary Guarantor, clauses (g) and (h) of Section 6.01 shall be deemed not to be Events of Default and Article Eleven shall not apply to the money and/or U.S. Government Obligations held by the trust referred to in clause (i) below, in each case with respect to the outstanding Notes if:

          (i) with reference to this Section 8.03, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10) and conveyed all right, title and interest to the Trustee for the benefit of the Holders, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders as security for payment of the principal of, premium, if any, and interest, if any, on the Notes, and dedicated solely to, the benefit of the Holders, in and to (A) money in an amount, (B) U.S. Government Obligations that, through the payment of interest, premium, if any, and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), money in an amount or (C) a combination thereof in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the Trustee, the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity of such principal or interest or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular Redemption Date; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Notes;

          (ii) the Company has delivered to the Trustee an Opinion of Counsel to the effect that (A) the creation of the defeasance trust does not violate the Investment Company Act of 1940, (B) after the passage of 90 days following the deposit, the trust funds will not be subject to the effect of
     Section 547 of the United States Bankruptcy Code in a case commenced by or against the Company under such statute, and either (1) the trust funds will no longer remain the property of the Company (and therefore will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally) or (2) if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, (x) assuming such trust funds remained in the possession of the Trustee prior to such court ruling to the extent not paid to the Holders, the Trustee will hold, for the benefit of the Holders, a valid and perfected security interest in such trust funds that is not avoidable in bankruptcy or otherwise (except for the effect of Section 552(b) of the United States Bankruptcy Code on interest on the trust funds accruing after the commencement of a case under such statute) and (y) the Holders will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used in such case or proceeding, (C) the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred and (D) the Trustee, for the benefit of the Holders, has a valid first-priority security interest in the trust funds;

          (iii) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit or during the period ending on the 91/st/ day after such date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound and is permitted by Article Eleven; and

          (iv) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.03 have been complied with.

     SECTION 8.04.  Application of Trust Money.  Subject to Section 8.06, the
                    --------------------------
Trustee or Paying Agent shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01, 8.02 or 8.03, as the case may be, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with the Notes and this Indenture to the payment of principal of, premium, if any, and interest on the Notes; but such money need not be segregated from other funds except to the extent required by law.

     SECTION 8.05.  Repayment to Company.  Subject to Sections 7.07, 8.01, 8.02
                    --------------------
and 8.03, the Trustee and the Paying Agent shall promptly pay to the Company upon request set forth in an Officers' Certificate any excess money held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or Paying Agent before being required to make any payment may cause to be published at the expense of the Company once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money at such Holder's address (as set forth in the Security Register) notice that such money remains unclaimed and that after a date specified therein (which shall be at least 30 days from the date of such publication or mailing) any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

     SECTION 8.06.  Reinstatement.  If the Trustee or Paying Agent is unable to
                    -------------
apply any money or U.S. Government Obligations in accordance with Section 8.01,
8.02 or 8.03, as the case may be, by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01, 8.02 or 8.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01, 8.02 or 8.03, as the case may be; provided that, if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                 ARTICLE NINE
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

     SECTION 9.01.  Without Consent of Holders.  The Company, when authorized by
                    --------------------------
a resolution of its Board of Directors (as evidenced by a Board Resolution delivered to the Trustee), and the Trustee may amend or supplement this Indenture or the Notes without notice to or the consent of any Holder to:

          (1) cure any ambiguity, defect or inconsistency in this Indenture; provided that such amendments or supplements do not, in the good faith opinion of the Board of Directors as evidenced by a Board Resolution, adversely affect the interests of the Holders in any material respect;

          (2)  comply with Article Five;

          (3) comply with any requirements of the Commission in connection with the qualification of this Indenture under the TIA;

          (4)  create a Subsidiary Guarantee in accordance with Section 4.07;

          (5) evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

          (6) make any change that, in the good faith opinion of the Board of Directors as evidenced by a Board Resolution, does not materially and adversely affect the rights of any Holder.

     SECTION 9.02.  With Consent of Holders.  Subject to Sections 6.04 and 6.07
                    -----------------------
and without prior notice to the Holders, the Company, when authorized by its Board of Directors (as evidenced by a Board Resolution delivered to the Trustee), and the Trustee may amend this Indenture and the Notes with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, and the Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Notes.

     Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to
Section 6.04, may not:

          (i) change the Stated Maturity of the principal of, or any installment of interest on, any Note;

          (ii) change the optional redemption dates or optional redemption prices of the Notes from that stated under Section 3.01;

          (iii) reduce the principal amount of, premium, if any, or interest on any Note;

          (iv) change any place or currency of payment of principal of, premium, if any, or interest on, any Note;

          (v) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of redemption, on or after the Redemption Date) on any Note;

          (vi) waive a default in the payment of principal of, premium, if any, or interest on, any Note;

          (vii) release any Subsidiary Guarantor from its Note Guarantee, except as provided in this Indenture;

          (viii) modify any of the provisions of Article Eleven in a manner adverse to the Holders; or

          (ix) reduce the percentage or aggregate principal amount of outstanding Notes the consent of whose Holders is required pursuant to Sections 6.4 or 6.7 or this Section 9.02.

     It shall not be necessary for the consent of the Holders under this Section
9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Company will mail supplemental indentures to Holders upon request. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

     SECTION 9.03.  Revocation and Effect of Consent.  Until an amendment or
                    --------------------------------
waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the Note of the consenting Holder, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note or portion of its Note. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver shall become effective on receipt by the Trustee of written consents from the Holders of the requisite percentage in principal amount of the outstanding Notes.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then, notwithstanding the last two sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies) and only those persons shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

     After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it is of the type described in the second paragraph of
Section 9.02. In case of an amendment or waiver of the type described in the second paragraph of Section 9.02, the amendment or waiver shall bind each Holder who has consented to it and every subsequent Holder of a Note that evidences the same indebtedness as the Note of the consenting Holder.

     SECTION 9.04.  Notation on or Exchange of Notes.  If an amendment,
                    --------------------------------
supplement or waiver changes the terms of a Note, the Trustee may require the Holder to deliver such Note to the Trustee. At the Company's expense, the Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver.

     SECTION 9.05.  Trustee to Sign Amendments, Etc.  The Trustee shall be
                    -------------------------------
entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture and that it will be valid and binding upon the Company. Subject to the preceding sentence, the Trustee shall sign such amendment, supplement or waiver if the same does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

     SECTION 9.06.  Conformity with Trust Indenture Act.  Every supplemental
                    -----------------------------------
indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.


                                  ARTICLE TEN
                                NOTE GUARANTEES

     SECTION 10.01  Note Guarantee.  By its execution hereof, each of the
                    --------------
parties listed on Schedule I hereto or Schedule II hereto acknowledges and agrees that it receives substantial benefits from the Company and that such party is providing its Guarantee for good and valuable consideration, including, without limitation, such substantial benefits and services. Accordingly, subject to the provisions of this Article Ten, each of the Subsidiary Guarantors hereby, jointly and severally, fully and unconditionally Guarantees, to the extent permitted by law, to each Holder of Notes hereunder and to the Trustee on behalf of the Holders: (i) the due and punctual payment of the principal of, premium, if any, on and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee, all in accordance with the terms of such Note and this Indenture and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in the second succeeding paragraph.

     Each Note Guarantee shall be Guaranteed on a senior subordinated basis in accordance with Article Twelve hereof.

     Each Subsidiary Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the Guarantee by such Subsidiary Guarantor pursuant to its Note Guarantee not constitute a fraudulent transfer or conveyance for purposes of the United States Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under its Note Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Note Guarantee or pursuant to the following paragraph, result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting such fraudulent transfer or conveyance.

     In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the
                                                        ----- --
event any payment or distribution is made by any Subsidiary Guarantor (a "Funding Subsidiary Guarantor") under its Note Guarantee, such Funding Subsidiary Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount based on the Adjusted Net Assets of
                           --- ----
each Subsidiary Guarantor (including the Funding Subsidiary Guarantor) for all payments, damages and expenses incurred by that Funding Subsidiary Guarantor in discharging the Company's obligations with respect to the Notes or any other Subsidiary Guarantor's obligations with respect to its Note Guarantee.
"Adjusted Net Assets" of such Subsidiary Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Note Guarantee, of such Subsidiary Guarantor at such date and (y) the present fair salable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Note Guarantee of such Subsidiary Guarantor), excluding debt in respect of its Note Guarantee, as they become absolute and matured.

     Each of the Subsidiary Guarantors hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Note or the debt evidenced thereby and all demands whatsoever (except as specified above), and covenants that this Note Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon and as provided in Sections 8.01, 8.02 and 8.03. In the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purposes of this Article Ten. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article Six, the Trustee shall promptly make a demand for payment on the Notes under the Note Guarantee provided for in this Article Ten.

     The obligations of each Subsidiary Guarantor under its Note Guarantee are independent of the obligations Guaranteed by such Subsidiary Guarantor hereunder, and a separate action or actions may be brought and prosecuted by the Trustee on behalf of, or by, the Holders, subject to the terms and conditions set forth in this Indenture, against a Subsidiary Guarantor to enforce this Guarantee, irrespective of whether any action is brought against the Company or whether the Company is joined in any such action or actions.

     If the Trustee or the Holder is required by any court or otherwise to return to the Company or any Subsidiary Guarantor, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to Company or such Subsidiary Guarantor, any amount paid to the Trustee or such Holder in respect of a Note, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Subsidiary Guarantors further agrees, to the fullest extent that it may lawfully do so, that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, the maturity of the obligations Guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy law preventing such acceleration in respect of the obligations Guaranteed hereby.

     Each of the Subsidiary Guarantors hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company or any other Subsidiary Guarantor that arise from the existence, payment, performance or enforcement of its obligations under this Note Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Holders against the Company or any Subsidiary Guarantor or any collateral which any such Holder or the Trustee on behalf of such Holder hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or a Subsidiary Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to a Subsidiary Guarantor in violation of the preceding sentence and the principal of, premium, if any, and accrued interest on the Notes shall not have been paid in full, such amount shall be deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of the Holders to be credited and applied upon the principal of, premium, if any, and accrued interest on the Notes. Each of the Subsidiary Guarantors acknowledges that it will receive direct and indirect benefits from the issuance of the Notes pursuant to this Indenture and that the waivers set forth in this Section 10.01 are knowingly made in contemplation of such benefits

     The Note Guarantee set forth in this Section 10.01 shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.

     SECTION 10.02  Obligations Unconditional.  Nothing contained in this
                    -------------------------
Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among any Subsidiary Guarantor and the holders of the Notes, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, upon failure by the Company, to pay to the holders of the Notes the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of such Subsidiary Guarantor, nor shall anything herein or therein prevent any Holder or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture.

     Without limiting the foregoing, nothing contained in this Article Ten will restrict the right of the Trustee or the Holders to take any action to declare the Note Guarantee to be due and payable prior to the Stated Maturity of any Notes pursuant to Section 6.02 or to pursue any rights or remedies hereunder.

     SECTION 10.03  Release of Note Guarantees.  The Note Guarantee issued by
                    --------------------------
any Subsidiary Guarantor will be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer to any Person (other than the Company or another Subsidiary of the Company) of all of the Capital Stock of such Subsidiary Guarantor or (ii) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary, in each case in compliance with the terms of this Indenture.

     SECTION 10.04  Notice to Trustee.  A Subsidiary Guarantor shall give prompt
                    -----------------
written notice to the Trustee of any fact known to such Subsidiary Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Note Guarantee pursuant to the provisions of this Article Ten.

     SECTION 10.05  This Article Not to Prevent Events of Default.  The failure
                    ---------------------------------------------
to make a payment on account of principal of, premium, if any, or interest on the Notes by reason of any provision of this Article Ten will not be construed as preventing the occurrence of an Event of Default.

     SECTION 10.06. Dames & Moore Guarantee.  Notwithstanding any other
                    -----------------------
provision in this Indenture, until the consummation of the D&M Acquisition, Dames & Moore's Guarantee under this Indenture will be limited to the amount of its Guarantee under the Credit Agreement. Upon consummation of the D&M Acquisition, Dames & Moore's Guarantee under this Indenture will no longer be limited to the extent described above, but will be the same, to the extent permitted by law, as the Guarantee under this Indenture of each other Subsidiary Guarantor listed on Schedule I hereto.

     SECTION 10.07. Subsidiary Guarantors Listed on Schedule II.
                    -------------------------------------------
Notwithstanding any other provision in this Indenture, the Guarantee of each Subsidiary Guarantor listed on Schedule II hereto under this Indenture will not become effective until the consummation of the D&M Acquisition and notification thereof to the Trustee. Upon consummation of the D&M Acquisition and such notification, the Guarantee of each Subsidiary Guarantor listed on Schedule II hereto will be the same, to the extent permitted by law, as the Guarantee under this Indenture of each other Subsidiary Guarantor listed on Schedule I hereto.


                                ARTICLE ELEVEN
                            SUBORDINATION OF NOTES

     SECTION 11.01. Notes Subordinated to Senior Indebtedness.  The Company and
                    -----------------------------------------
the Trustee each covenants and agrees, and each Holder, by its acceptance of a Note, likewise covenants and agrees that all Notes shall be issued subject to the provisions of this Article Eleven; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that Senior Subordinated Obligations shall, to the extent and in the manner set forth in this Article Eleven, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all existing and future Senior Indebtedness.

     SECTION 11.02. No Payment on Notes in Certain Circumstances.  (a)  No
                    --------------------------------------------
direct or indirect payment by or on behalf of the Company of Senior Subordinated Obligations (other than with the money, securities or proceeds held under any defeasance trust established in accordance with this Indenture), whether pursuant to the terms of the Notes or upon acceleration or otherwise shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Senior Indebtedness of the Company and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Senior Indebtedness.

     (b) During the continuance of any other event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, upon receipt by the Trustee of written notice from the trustee or other representative for the holders of such Designated Senior Indebtedness (or the holders of at least a majority in principal amount of such Designated Senior Indebtedness then outstanding), no payment of Senior Subordinated Obligations (other than with the money, securities or proceeds held under any defeasance trust established in accordance with this Indenture) may be made by or on behalf of the Company upon or in respect of the Notes for a period (a "Payment Blockage
                                                                ----------------
Period") commencing on the date of receipt of such notice and ending 179 days
------
thereafter (unless, in each case, such Payment Blockage Period has been terminated by written notice to the Trustee from such trustee of, or other representatives for, such holders or by payment in full in cash or cash equivalents of such Designated Senior Indebtedness or such event of default has been cured or waived). Not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days. Notwithstanding anything in this Indenture to the contrary, there must be 180 consecutive days in any 360-day period in which no Payment Blockage Period is in effect. No event of default (other than an event of default pursuant to the financial maintenance covenants under the Credit Agreement) that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Payment Blockage Period by the trustee or other representative for the holders of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 11.02(a) or 11.02(b) of this Indenture, the Trustee shall promptly notify the holders of Senior Indebtedness of such prohibited payment and such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Senior Indebtedness that such prohibited payment has been made, the holders of the Senior Indebtedness (or their representative or representatives of a trustee) within 30 days of receipt of such notice from the Trustee notify the Trustee of the amounts then due and owing on the Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness and any excess above such amounts due and owing on Senior Indebtedness shall be paid to the Company.

     SECTION 11.03.  Payment over Proceeds upon Dissolution, Etc.  (a)  Upon any
                     -------------------------------------------
payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities (other than with the money, securities or proceeds held under any defeasance trust established in accordance with this Indenture), in connection with any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or other marshalling of assets for the benefit of creditors, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full, in cash or cash equivalents, before the Holders or the Trustee on their behalf shall be entitled to receive any payment by (or on behalf of) the Company on account of Senior Subordinated Obligations, or any payment to acquire any of the Notes for cash, property or securities, or any distribution with respect to the Notes of any cash, property or securities. Before any payment may be made by, or on behalf of, the Company on any Senior Subordinated Obligations (other than with the money, securities or proceeds held under any defeasance trust established in accordance with this Indenture), in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities for the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on their behalf would be entitled, but for the provisions of this Article Eleven, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution or by the Holders or the Trustee if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to any trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all such Senior Indebtedness in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

     (b) To the extent any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee or other similar Person, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Indebtedness is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Senior Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

     (c) In the event that, notwithstanding the provision in Section 11.03(a) prohibiting such payment or distribution, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder at a time when such payment or distribution is prohibited by Section 11.03(a) of this Indenture and before all obligations in respect of Senior Indebtedness are paid in full, in cash or cash equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to any trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued, as their respective interests appear, for application to the payment of all such Senior Indebtedness remaining unpaid, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

     (d) For purposes of this Section 11.03, the words "cash, property or securities" shall not be deemed to include, so long as the effect of this clause is not to cause the Notes to be treated in any case or proceeding or similar event described in this Section 11.03 as part of the same class of claims as the Senior Indebtedness or any class of claims pari passu with, or senior to, the Senior Indebtedness for any payment or distribution, securities of the Company or any other corporation provided for by a plan of reorganization or readjustment that are subordinated, at least to the extent that the Notes are subordinated, to the payment of all Senior Indebtedness then outstanding; provided that (1) if a new corporation results from such reorganization or readjustment, such corporation assumes the Senior Indebtedness and (2) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the sale, conveyance, transfer, lease or other disposition of all or substantially all of its property and assets to another corporation upon the terms and conditions provided in Article Five of this Indenture shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 11.03 if such other corporation shall, as a part of such consolidation, merger, sale, conveyance, transfer, lease or other disposition, comply (to the extent required) with the conditions stated in Article Five of this Indenture.

     SECTION 11.04.  Subrogation.  (a)  Upon the payment in full of all Senior
                     -----------
Indebtedness in cash or cash equivalents, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company made on such Senior Indebtedness until the principal of, premium, if any, and interest on the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee on their behalf would be entitled except for the provisions of this Article Eleven, and no payment pursuant to the provisions of this Article Eleven to the holders of Senior Indebtedness by the Holders or the Trustee on their behalf shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article Eleven are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

     (b) If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Eleven shall have been applied, pursuant to the provisions of this Article Eleven, to the payment of all amounts payable under Senior Indebtedness, then, and in such case, the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount required to make payment in full, in cash or cash equivalents, of such Senior Indebtedness of such holders.

     SECTION 11.05.  Obligations of Company Unconditional.  (a)  Nothing
                     ------------------------------------
contained in this Article Eleven or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Holders or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Eleven of the holders of the Senior Indebtedness.

     (b) Without limiting the generality of the foregoing, nothing contained in this Article Eleven will restrict the right of the Trustee or the Holders to take any action to declare the Notes to be due and payable prior to their Stated Maturity pursuant to Section 6.01 of this Indenture or to pursue any rights or remedies hereunder; provided, however, that all Senior Indebtedness then due and payable or thereafter declared to be due and payable shall first be paid in full, in cash or cash equivalents, before the Holders or the Trustee are entitled to receive any direct or indirect payment from the Company of Senior Subordinated Obligations.

     SECTION 11.06.  Notice to Trustee.  (a)  The Company shall give prompt
                     -----------------
written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Notes pursuant to the provisions of this Article Eleven. The Trustee shall not be charged with the knowledge of the existence of any default or event of default with respect to any Senior Indebtedness or of any other facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of the Company, or by a holder of Senior Indebtedness or trustee or agent thereof; and prior to the receipt of any such written notice, the the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided that, if the Trustee shall not have received the notice provided for in this Section 11.06 at least two Business Days prior to the date upon which, by the terms of this Indenture, any monies shall become payable for any purpose (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to receive any monies from the Company and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date except for an acceleration of the Notes prior to such application. Nothing contained in this Section 11.06 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by this Article Eleven. The foregoing shall not apply if the Paying Agent is the Company. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder.

     (b) In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Eleven, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Eleven and, if such evidence is not furnished to the Trustee, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     SECTION 11.07. Reliance on Judicial Order or Certificate of Liquidating
                    --------------------------------------------------------
Agent. Upon any payment or distribution of assets or securities referred to in
-----
this Article Eleven, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, delivered to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven.

     SECTION 11.08. Trustee's Relation to Senior Indebtedness. (a)  The
                    -----------------------------------------
Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Eleven with respect to any Senior Indebtedness that may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

     (b) With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Eleven, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness (except as provided in Sections 11.02(c) and 11.03(c) of this Indenture) and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Eleven or otherwise.

     SECTION 11.09. Subordination Rights Not Impaired by Acts or Omissions of
                     ---------------------------------------------------------
the Company or Holders of Senior Indebtedness. No right of any present or
---------------------------------------------
future holders of any Senior Indebtedness to enforce subordination as provided in this Article Eleven will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with. The provisions of this Article Eleven are intended to be for the benefit of, and shall be enforceable directly by, the holders of Senior Indebtedness.

     SECTION 11.10. Holders Authorize Trustee to Effectuate Subordination of
                     --------------------------------------------------------
Notes. Each Holder by his acceptance of any Notes authorizes and expressly
-----
directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Eleven, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the property and assets of the Company, the filing of a claim for the unpaid balance of its Notes in the form required in those proceedings. If the Trustee does not file a proper claim or proof in indebtedness in the form required in such proceeding at least 30 days before the expiration of the time to file such claim or claims, each holder of Senior Indebtedness is hereby authorized to file an appropriate claim for and on behalf of the Holders.

     SECTION 11.11. Not to Prevent Events of Default. The failure to make a
                    --------------------------------
payment on account of principal of, premium, if any, or interest on the Notes by reason of any provision of this Article Eleven will not be construed as preventing the occurrence of an Event of Default.

     SECTION 11.12. Trustee's Compensation Not Prejudiced. Nothing in this
                    -------------------------------------
Article Eleven will apply to amounts due to the Trustee pursuant to other sections of this Indenture, including Section 7.07.

     SECTION 11.13. No Waiver of Subordination Provisions. Without in any way
                    -------------------------------------
limiting the generality of Section 11.09, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article Eleven or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

     SECTION 11.14. Payments May Be Paid Prior to Dissolution. Nothing
                    -----------------------------------------
contained in this Article Eleven or elsewhere in this Indenture shall prevent
(i) the Company, except under the conditions described in Section 11.02 or 11.03, from making payments of principal of, premium, if any, and interest on the Notes, or from depositing with the Trustee any money for such payments, or
(ii) the application by the Trustee of any money deposited with it for the purpose of making such payments of principal of, premium, if any, and interest on the Notes to the holders entitled thereto unless, at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 11.02(b) of this Indenture (or there shall have been an acceleration of the Notes prior to such application) or in Section 11.06 of this Indenture. The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Company.

     SECTION 11.15. Consent of Holders of Senior Indebtedness Under the Credit
                    ----------------------------------------------------------
Agreement. The provisions of this Article Eleven (including the definitions
---------
contained in this Article and references to this Article contained in this Indenture) shall not be amended in a manner that would adversely affect the rights of the holders of Senior Indebtedness under the Credit Agreement, and no such amendment shall become effective unless the holders of Senior Indebtedness under the Credit Agreement shall have consented (in accordance with the provisions of the Credit Agreement) to such amendment. The Trustee shall be entitled to receive and rely on an Officers' Certificate stating that such consent has been given.

     SECTION 11.16. Trust Moneys Not Subordinated. Notwithstanding anything
                    -----------------------------
contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article Eight by the Trustee for the payment of principal of, premium, if any, and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness (provided that, at the time deposited, such deposit did not violate any then outstanding Senior Indebtedness), and none of the Holders shall be obligated to pay over any such amount to any holder of Senior Indebtedness.

                                ARTICLE TWELVE
                       SUBORDINATION OF NOTE GUARANTEES

     SECTION 12.01. Note Guarantees Subordinated to Guarantor Senior
                    ------------------------------------------------
Indebtedness. Each Subsidiary Guarantor and the Trustee each covenants and
------------
agrees, and each Holder, by its acceptance of a Note Guarantee, likewise covenants and agrees that all Note Guarantees shall be issued subject to the provisions of this Article Twelve; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that Senior Subordinated Obligations shall, to the extent and in the manner set forth in this Article Twelve, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all existing and future Guarantor Senior Indebtedness of such Subsidiary Guarantor.

     SECTION 12.02. No Payment on Note Guarantees in Certain Circumstances.
                    ------------------------------------------------------
(a) No direct or indirect payment by or on behalf of any Subsidiary Guarantor of Senior Subordinated Obligations (other than with the money, securities or proceeds held under any defeasance trust established in accordance with this Indenture), whether pursuant to the terms of the Note Guarantees or upon acceleration or otherwise shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Guarantor Senior Indebtedness of such Guarantor and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Guarantor Senior Indebtedness.

     (b) During the continuance of any other event of default with respect to any Designated Guarantor Senior Indebtedness pursuant to which the maturity thereof may be accelerated, upon receipt by the Trustee of written notice from the trustee or other representative for the holders of such Designated Guarantor Senior Indebtedness (or the holders of at least a majority in principal amount of such Designated Guarantor Senior Indebtedness then outstanding), no payment of Senior Subordinated Obligations (other than with the money, securities or proceeds held under any defeasance trust established in accordance with this Indenture) may be made by or on behalf of any Subsidiary Guarantor upon or in respect of the Note Guarantees for a period (a "Guarantee Payment Blockage
                                                --------------------------
Period") commencing on the date of receipt of such notice and ending 179 days
------
thereafter (unless, in each case, such Guarantee Payment Blockage Period has been terminated by written notice to the Trustee from such trustee of, or other representatives for, such holders or by payment in full in cash or cash equivalents of such Designated Guarantor Senior Indebtedness or such event of default has been cured or waived). Not more than one Guarantee Payment Blockage Period may be commenced with respect to the Note Guarantees during any period of 360 consecutive days. Notwithstanding anything in this Indenture to the contrary, there must be 180 consecutive days in any 360-day period in which no Guarantee Payment Blockage Period is in effect. No event of default (other than an event of default pursuant to the financial maintenance covenants under the Credit Agreement) that existed or was continuing (it being acknowledged that any subsequent action that would give rise to an event of default pursuant to any provision under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose) on the date of the commencement of any Guarantee Payment Blockage Period with respect to the Designated Guarantor Senior Indebtedness initiating such Guarantee Payment Blockage Period shall be, or shall be made, the basis for the commencement of a second Guarantee Payment Blockage Period by the trustee or other representative for the holders of such Designated Guarantor Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days.

     (c) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 12.02(a) or 12.02(b) of this Indenture, the Trustee shall promptly notify the holders of Guarantor Senior Indebtedness of such prohibited payment and such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that, upon notice from the Trustee to the holders of Guarantor Senior Indebtedness that such prohibited payment has been made, the holders of the Guarantor Senior Indebtedness (or their representative or representatives of a trustee) within 30 days of receipt of such notice from the Trustee notify the Trustee of the amounts then due and owing on the Guarantor Senior Indebtedness, if any, and only the amounts specified in such notice to the Trustee shall be paid to the holders of Guarantor Senior Indebtedness and any excess above such amounts due and owing on Guarantor Senior Indebtedness shall be paid to such Subsidiary Guarantor.

     SECTION 12.03. Payment over Proceeds upon Dissolution, Etc. (a) Upon any
                     -------------------------------------------
payment or distribution of assets or securities of a Subsidiary Guarantor of any kind or character, whether in cash, property or securities (other than with the money, securities or proceeds held under any defeasance trust established in accordance with this Indenture), in connection with any dissolution or winding up or total or partial liquidation or reorganization of such Subsidiary Guarantor, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings or other marshalling of assets for the benefit of creditors, all amounts due or to become due upon all Guarantor Senior Indebtedness shall first be paid in full, in cash or cash equivalents, before the Holders or the Trustee on their behalf shall be entitled to receive any payment by (or on behalf of) such Subsidiary Guarantor on account of Senior Subordinated Obligations, or any payment to acquire any of the Note Guarantees for cash, property or securities, or any distribution with respect to the Note Guarantees of any cash, property or securities. Before any payment may be made by, or on behalf of, any Subsidiary Guarantor on any Senior Subordinated Obligations (other than with the money, securities or proceeds held under any defeasance trust established in accordance with this Indenture), in connection with any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities for such Subsidiary Guarantor of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee on their behalf would be entitled, but for the provisions of this Article Twelve, shall be made by such Subsidiary Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution or by the Holders or the Trustee if received by them or it, directly to the holders of Guarantor Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Guarantor Senior Indebtedness held by such holders) or their representatives or to any trustee or trustees under any indenture pursuant to which any such Guarantor Senior Indebtedness may have been issued, as their respective interests appear, to the extent necessary to pay all such Guarantor Senior Indebtedness in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

     (b) To the extent any payment of Guarantor Senior Indebtedness (whether by or on behalf of any Subsidiary Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee or other similar Person, the Guarantor Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Guarantor Senior Indebtedness is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligation so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been so affected) shall be deemed to be reinstated and outstanding as Guarantor Senior Indebtedness for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

     (c) In the event that, notwithstanding the provision Section 12.03(a) prohibiting such payment or distribution, any payment or distribution of assets or securities of any Subsidiary Guarantor of any kind or character, whether in cash, property or securities, shall be received by the Trustee or any Holder at a time when such payment or distribution is prohibited by Section 12.03(a) of this Indenture and before all obligations in respect of Guarantor Senior Indebtedness are paid in full, in cash or cash equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the holders of Guarantor Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Guarantor Senior Indebtedness held by such holders) or their representatives or to any trustee or trustees under any indenture pursuant to which any such Guarantor Senior Indebtedness may have been issued, as their respective interests appear, for application to the payment of all such Guarantor Senior Indebtedness remaining unpaid in full, in cash or cash equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Guarantor Senior Indebtedness.

     (d) For purposes of this Section 12.03, the words "cash, property or securities" shall not be deemed to include, so long as the effect of this clause is not to cause the Note Guarantees to be treated in any case or proceeding or similar event described in this Section 12.03 as part of the same class of claims as the Guarantor Senior Indebtedness or any class of claims pari passu with, or senior to, the Guarantor Senior Indebtedness for any payment or distribution, securities of any Subsidiary Guarantor or any other corporation provided for by a plan of reorganization or readjustment that are subordinated, at least to the extent that the Note Guarantees are subordinated, to the payment of all Guarantor Senior Indebtedness then outstanding; provided that (1) if a new corporation results from such reorganization or readjustment, such corporation assumes the Guarantor Senior Indebtedness and (2) the rights of the holders of the Guarantor Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of a Subsidiary Guarantor with, or the merger of a Subsidiary Guarantor with or into, another corporation or the liquidation or dissolution of a Subsidiary Guarantor following the sale, conveyance, transfer, lease or other disposition of all or substantially all of its property and assets to another corporation upon the terms and conditions provided in Article Five of this Indenture shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Section 12.03 if such other corporation shall, as a part of such consolidation, merger, sale, conveyance, transfer, lease or other disposition, comply (to the extent required) with the conditions stated in Article Five of this Indenture.

     SECTION 12.04. Subrogation. (a) Upon the payment in full of all
                    -----------
Guarantor Senior Indebtedness in cash or cash equivalents, the Holders shall be subrogated to the rights of the holders of Guarantor Senior Indebtedness to receive payments or distributions of cash, property or securities of the Subsidiary Guarantors made on such Guarantor Senior Indebtedness until all obligations arising under the Note Guarantees shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Guarantor Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee on their behalf would be entitled except for the provisions of this Article Twelve, and no payment pursuant to the provisions of this Article Twelve to the holders of Guarantor Senior Indebtedness by the Holders or the Trustee on their behalf shall, as between each Subsidiary Guarantor, its creditors other than holders of Guarantor Senior Indebtedness, and the Holders, be deemed to be a payment by such Subsidiary Guarantor to or on account of the Guarantor Senior Indebtedness. It is understood that the provisions of this Article Twelve are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Guarantor Senior Indebtedness, on the other hand.

     (b) If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Twelve shall have been applied, pursuant to the provisions of this Article Twelve, to the payment of all amounts payable under Guarantor Senior Indebtedness, then, and in such case, the Holders shall be entitled to receive from the holders of such Guarantor Senior Indebtedness any payments or distributions received by such holders of Guarantor Senior Indebtedness in excess of the amount required to make payment in full, in cash or cash equivalents, of such Guarantor Senior Indebtedness of such holders.

     SECTION 12.05. Obligations of Subsidiary Guarantor Unconditional. (a)
                    -------------------------------------------------
Nothing contained in this Article Twelve or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Subsidiary Guarantors and the Holders, the obligation of such Subsidiary Guarantors, which is absolute and unconditional, to pay to the Holders all obligations arising under the Note Guarantees as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Subsidiary Guarantors other than the holders of the Guarantor Senior Indebtedness, nor shall anything herein or therein prevent the Holders or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Twelve of the holders of the Guarantor Senior Indebtedness.

     (b) Without limiting the generality of the foregoing, nothing contained in this Article Twelve will restrict the right of the Trustee or the Holders to take any action to declare the Notes to be due and payable prior to their Stated Maturity pursuant to Section 6.01 of this Indenture or to pursue any rights or remedies hereunder; provided, however, that all Guarantor Senior Indebtedness then due and payable or thereafter declared to be due and payable shall first be paid in full, in cash or cash equivalents, before the Holders or the Trustee are entitled to receive any direct or indirect payment from any Subsidiary Guarantor of Guarantor Senior Subordinated Obligations.

     SECTION 12.06. Notice to Trustee. (a) Each Subsidiary Guarantor shall
                    -----------------
give prompt written notice to the Trustee of any fact known to such Subsidiary Guarantor that would prohibit the making of any payment to or by the Trustee in respect of the Note Guarantees pursuant to the provisions of this Article Twelve. The Trustee shall not be charged with the knowledge of the existence of any default or event of default with respect to any Guarantor Senior Indebtedness of any Subsidiary Guarantor or of any other facts that would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing at its Corporate Trust Office to that effect signed by an Officer of such Subsidiary Guarantor, or by a holder of such Guarantor Senior Indebtedness or trustee or agent thereof; and prior to the receipt of any such written notice, the Trustee shall, subject to Article Seven, be entitled to assume that no such facts exist; provided that, if the Trustee shall not have received the notice provided for in this Section 12.06 at least two Business Days prior to the date upon which, by the terms of this Indenture, any monies shall become payable for any purpose (including, without limitation, the payment of all obligations arising under any Note Guarantee), then, notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to receive any monies from such Subsidiary Guarantor and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date except for an acceleration of the Notes prior to such application. Nothing contained in this Section 12.06 shall limit the right of the holders of Guarantor Senior Indebtedness to recover payments as contemplated by this Article Twelve. The foregoing shall not apply if the Paying Agent is the Company. The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Guarantor Senior Indebtedness (or a trustee on behalf of, or other representative of, such holder) to establish that such notice has been given by a holder of such Guarantor Senior Indebtedness or a trustee or representative on behalf of any such holder.

     (b) In the event that the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article Twelve and, if such evidence is not furnished to the Trustee, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     SECTION 12.07. Reliance on Judicial Order or Certificate of Liquidating
                    --------------------------------------------------------
Agent. Upon any payment or distribution of assets or securities referred to in
-----
this Article Twelve, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, delivered to the Trustee or to the Holders for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Guarantor Senior Indebtedness and other Indebtedness of a Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve.

     SECTION 12.08. Trustee's Relation to Guarantor Senior Indebtedness. (a)
                    ---------------------------------------------------
The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article Twelve with respect to any Guarantor Senior Indebtedness that may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Guarantor Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

     (b) With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve, and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness (except as provided in Sections 12.02(c) and 12.03(c) of this Indenture) and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Note Guarantees or to a Subsidiary Guarantor or to any other person cash, property or securities to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this Article Twelve or otherwise.

     SECTION 12.09. Subordination Rights Not Impaired by Acts or Omissions of a
                    -----------------------------------------------------------
Subsidiary Guarantor or Holders of Guarantor Senior Indebtedness. No right of
----------------------------------------------------------------
any present or future holders of any Guarantor Senior Indebtedness to enforce subordination as provided in this Article Twelve will at any time in any way be prejudiced or impaired by any act or failure to act on the part of a Subsidiary Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by such Subsidiary Guarantor with the terms of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with. The provisions of this Article Twelve are intended to be for the benefit of, and shall be enforceable directly by, the holders of Guarantor Senior Indebtedness.

     SECTION 12.10. Holders Authorize Trustee to Effectuate Subordination of
                    --------------------------------------------------------
Note Guarantees. Each Holder by his acceptance of any Note Guarantees
---------------
authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Twelve, and appoints the Trustee his attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of a Subsidiary Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the property and assets of such Subsidiary Guarantor, the filing of a claim for the unpaid balance of its Note Guarantees in the form required in those proceedings. If the Trustee does not file a proper claim or proof in indebtedness in the form required in such proceeding at least 30 days before the expiration of the time to file such claim or claims, each holder of Guarantor Senior Indebtedness is hereby authorized to file an appropriate claim for and on behalf of the Holders.

     SECTION 12.11. Not to Prevent Events of Default. The failure to fulfill
                    --------------------------------
any obligation arising under the Note Guarantees by reason of any provision of this Article Twelve will not be construed as preventing the occurrence of an Event of Default.

     SECTION 12.12. Trustee's Compensation Not Prejudiced. Nothing in this
                    -------------------------------------
Article Twelve will apply to amounts due to the Trustee pursuant to other sections of this Indenture, including Section 7.07.

     SECTION 12.13. No Waiver of Subordination Provisions. Without in any way
                    -------------------------------------
limiting the generality of Section 12.09, the holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders to the holders of Guarantor Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding or secured; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Guarantor Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

     SECTION 12.14. Payments May Be Paid Prior to Dissolution. Nothing
                    -----------------------------------------
contained in this Article Twelve or elsewhere in this Indenture shall prevent
(i) a Subsidiary Guarantor, except under the conditions described in Section
12.02 or 12.03, from fulfilling any obligation arising under the Note Guarantees, or from depositing with the Trustee any money for such payments, or
(ii) the application by the Trustee of any money deposited with it for the purpose of fulfilling any obligation arising under the Note Guarantees to the holders entitled thereto unless, at least two Business Days prior to the date upon which such payment becomes due and payable, the Trustee shall have received the written notice provided for in Section 12.02(b) of this Indenture (or there shall have been an acceleration of the Note Guarantees prior to such application) or in Section 12.06 of this Indenture. The Company shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of such Subsidiary Guarantor.

     SECTION 12.15. Consent of Holders of Guarantor Senior Indebtedness Under
                    ---------------------------------------------------------
the Credit Agreement. The provisions of this Article Twelve (including the
--------------------
definitions contained in this Article and references to this Article contained in this Indenture) shall not be amended in a manner that would adversely affect the rights of the holders of Guarantor Senior Indebtedness under the Credit Agreement, and no such amendment shall become effective unless the holders of Guarantor Senior Indebtedness under the Credit Agreement shall have consented (in accordance with the provisions of the Credit Agreement) to such amendment. The Trustee shall be entitled to receive and rely on an Officers' Certificate stating that such consent has been given.


                                ARTICLE THIRTEEN
                                 MISCELLANEOUS

     SECTION 13.01. Trust Indenture Act of 1939. Prior to the effectiveness of
                    ---------------------------
the Registration Statement, this Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA. After the effectiveness of the Registration Statement, this Indenture shall be subject to the provisions of the TIA that are required to be a part of this Indenture and shall, to the extent applicable, be governed by such provisions.

     SECTION 13.02. Notices. Any notice or communication shall be sufficiently
                    -------
given if in writing and delivered in person, mailed by first-class mail or sent by telecopier transmission addressed as follows:

     if to the Company:
     -----------------

              URS Corporation
              100 California Street, Suite 500
              San Francisco, CA 94111
              Telecopier No.: (415) 398-2621
              Attention: Chief Financial Officer

     if to the Trustee:
     -----------------

              Firstar Bank of Minnesota, N.A.
              101 East Fifth Street
              St. Paul, MN 55101
              Telecopier No.: (651) 229-6415
              Attention: Corporate Trust Department

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Holder shall be mailed to it at its address as it appears on the Security Register by first-class mail and shall be sufficiently given to him if so mailed within the time prescribed. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee and each Agent at the same time.

     Failure to mail a notice or communication to a Holder as provided herein or any defect in any such notice or communication shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided in this
Section 13.02, it is duly given, whether or not the addressee receives it.

     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

     Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

     SECTION 13.03. Certificate and Opinion as to Conditions Precedent. Upon
                    --------------------------------------------------
any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (i) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (ii) an Opinion of Counsel stating that, in the opinion of such Counsel, all such conditions precedent have been complied with.

     SECTION 13.04. Statements Required in Certificate or Opinion. Each
                    ---------------------------------------------
certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (i) a statement that each person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based;

          (iii) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that, with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

     SECTION 13.05. Rules by Trustee, Paying Agent or Registrar. The Trustee
                    -------------------------------------------
may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

     SECTION 13.06. Payment Date Other Than a Business Day. If an Interest
                    --------------------------------------
Payment Date, Redemption Date, Payment Date, Stated Maturity or date of maturity of any Note shall not be a Business Day, then payment of principal of, premium, if any, or interest on such Note, as the case may be, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Payment Date or Redemption Date, or at the Stated Maturity or date of maturity of such Note; provided that no interest shall accrue for the period from and after such Interest Payment Date, Payment Date, Redemption Date, Stated Maturity or date of maturity, as the case may be.

     SECTION 13.07. Governing Law. This Indenture and the Notes shall be
                    -------------
governed by the laws of the State of New York. The Trustee, the Company, each Subsidiary Guarantor and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Notes.

     SECTION 13.08. No Adverse Interpretation of Other Agreements. This
                    ---------------------------------------------
Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 13.09. No Recourse Against Others. No recourse for the payment of
                    --------------------------
the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future partner, stockholder, other equityholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

     SECTION 13.10. The D&M Acquisition and the D&M Financing. Notwithstanding
                    -----------------------------------------
any other provision to the contrary in this Indenture, no covenant or other provision of this Indenture will prevent the Company and its Subsidiaries from consummating the D&M Acquisition and the D&M Financing and the D&M Acquisition and the D&M Financing shall be deemed to not violate any provision of this Indenture.

     SECTION 13.11. Successors. All agreements of the Company in this
                    ----------
Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successor.

     SECTION 13.12. Duplicate Originals. The parties may sign any number of
                    -------------------
copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     SECTION 13.13. Separability. In case any provision in this Indenture or
                    ------------
in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 13.14. Table of Contents, Headings, Etc. The Table of Contents,
                    --------------------------------
Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

                                  SIGNATURES

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                                URS CORPORATION


                                By /s/Kent P. Ainsworth
                                  ---------------------------------
                                 Name:  Kent P. Ainsworth
                                 Title: Executive Vice President, Chief
                                        Financial Officer and Secretary


SUBSIDIARY GUARANTORS:          DAMES & MOORE GROUP


                                By /s/ Kent P. Ainsworth
                                  ---------------------------------
                                 Name:  Kent P. Ainsworth
                                 Title: Executive Vice President and Secretary


                                DEMETER ACQUISITION CORPORATION

                                URS CONSULTANTS, INC. -- FLORIDA

                                URS GREINER WOODWARD-CLYDE
                                CONSULTANTS, INC.

                                URS GREINER WOODWARD-CLYDE
                                CONSULTANTS, INC. -- COLORADO

                                URS GREINER WOODWARD-CLYDE
                                ENGINEERING, INC.

                                URS GREINER WOODWARD-CLYDE GROUP
                                CONSULTANTS, INC.

                                URS GREINER WOODWARD-CLYDE, INC. --
                                CALIFORNIA

                                URS GREINER WOODWARD-CLYDE, INC. --
                                OHIO

                                URS GREINER WOODWARD-CLYDE, INC. --
                                WASHINGTON

                                URS GREINER WOODWARD-CLYDE, INC.
                                (COLORADO)

                                URS GREINER WOODWARD-CLYDE, INC.
                                (CONNECTICUT)

                                URS GREINER WOODWARD-CLYDE, INC.
                                GREAT LAKES

                                URS GREINER WOODWARD-CLYDE, INC.
                                (MARYLAND)

                                URS GREINER WOODWARD-CLYDE, INC.
                                PACIFIC

                                URS GREINER WOODWARD-CLYDE, INC.
                                SOUTHERN

                                URS GREINER WOODWARD-CLYDE, INC.
                                SOUTHWEST

                                URS GREINER WOODWARD-CLYDE
                                INTERNATIONAL - AMERICAS, INC.

                                URS GREINER WOODWARD-CLYDE
                                INTERNATIONAL HOLDINGS, INC.


                                By   /s/ Kent P. Ainsworth
                                  ----------------------------------------
                                 Name:  Kent P. Ainsworth
                                 Title: Executive Vice President, Chief
                                        Financial Officer and Secretary

                                 WVP CORPORATION


                                 By /s/ Kent P. Ainsworth
                                   -------------------------------------------
                                  Name:  Kent P. Ainsworth
                                  Title: Vice President, Chief Financial Officer
                                         and Secretary


                                 URS GREINER WOODWARD-CLYDE
                                 GROUP, INC.

                                  By /s/ Kent P. Ainsworth
                                    -------------------------------------------
                                    Name:  Kent P. Ainsworth
                                    Title: Chief Financial Officer and Secretary

                                  GCH ACQUISITION CORP.


                                  By /s/ Jean-Yves Perez
                                    ---------------------------------------
                                   Name:   Jean-Yves Perez
                                   Title:  President


                                  GEO-CON, INC.


                                  By /s/ Jean-Yves Perez
                                    ---------------------------------------
                                   Name:   Jean-Yves Perez
                                   Title:  Vice President


                                  URS GREINER WOODWARD-CLYDE
                                  FEDERAL SERVICES, INC.


                                  By /s/ Gary V. Jandegian
                                    ---------------------------------------
                                   Name:   Gary V. Jandegian
                                   Title:  President


                                  URS GREINER WOODWARD-CLYDE
                                  LICENSING CORP.


                                  By /s/ Cynthia L. Jorgensen
                                    ---------------------------------------
                                   Name:    Cynthia L. Jorgensen
                                   Title:   President and Treasurer


                                  URS GREINER WOODWARD-CLYDE
                                  OPERATING SERVICES, INC.


                                  By /s/ Cynthia L. Jorgensen
                                    ---------------------------------------
                                   Name:   Cynthia L. Jorgensen
                                   Title:  Vice President and Treasurer

                                    AMAN ENVIRONMENTAL CONSTRUCTION,
                                    INC.

                                    By /s/ Mark A. Snell
                                      ----------------------------------------
                                      Name:  Mark A. Snell
                                      Title: Chief Financial Officer


                                    BRW GROUP, INC.

                                    By /s/ Mark A. Snell
                                      ----------------------------------------
                                      Name:  Mark A. Snell
                                      Title: Chief Financial Officer


                                    CLEVELAND WRECKING COMPANY

                                    By /s/ Mark A. Snell
                                      ----------------------------------------
                                      Name:  Mark A. Snell
                                      Title: Chief Financial Officer


                                    CONTRACTING RESOURCES INTERNATIONAL, INC.

                                    By /s/ Mark A. Snell
                                      ----------------------------------------
                                      Name:  Mark A. Snell
                                      Title: Chief Financial Officer


                                    DAMES & MOORE, INC.

                                    By /s/ Mark A. Snell
                                      ----------------------------------------
                                      Name:  Mark A. Snell
                                      Title: Chief Financial Officer


                                     DECISIONQUEST, INC.

                                     By /s/ Mark A. Snell
                                       ---------------------------------------
                                       Name:  Mark A. Snell
                                       Title: Chief Financial Officer

                     O'BRIEN-KREITZBERG, INC.

                     By   /s/ Mark A. Snell
                        --------------------------------------
                        Name:  Mark A. Snell
                        Title: Chief Financial Officer


                     RADIAN ACQUISITION CORP.

                     By   /s/ Mark A. Snell
                        --------------------------------------
                        Name:  Mark A. Snell
                        Title: Chief Financial Officer


                     RADIAN INTERNATIONAL LLC

                     By   /s/ Mark A. Snell
                        --------------------------------------
                        Name:  Mark A. Snell
                        Title: Chief Financial Officer


                     SIGNET TESTING LABORATORIES, INC.

                     By   /s/ Mark A. Snell
                        --------------------------------------
                        Name:  Mark A. Snell
                        Title: Chief Financial Officer


                     WALK, HAYDEL & ASSOCIATES, INC.

                     By   /s/ Mark A. Snell
                        --------------------------------------
                        Name:  Mark A. Snell
                        Title: Chief Financial Officer

                               FIRSTAR BANK OF MINNESOTA, N.A.


                               By:  /s/ Frank P. Leslie III
                                   -------------------------
                                   Name: Frank P. Leslie III
                                   Title: Vice President

                                                                      SCHEDULE I
                                                                      ----------

                             SUBSIDIARY GUARANTORS

Demeter Acquisition Corporation
URS Consultants, Inc. -- Florida
URS Greiner Woodward-Clyde Consultants, Inc.
URS Greiner Woodward-Clyde Consultants, Inc. -- Colorado
URS Greiner Woodward-Clyde Engineering, Inc.
URS Greiner Woodward-Clyde Group Consultants, Inc.
URS Greiner Woodward-Clyde, Inc. -- California
URS Greiner Woodward-Clyde, Inc. -- Ohio
URS Greiner Woodward-Clyde, Inc. -- Washington
URS Greiner Woodward-Clyde, Inc. (Colorado)
URS Greiner Woodward-Clyde, Inc. (Connecticut)
URS Greiner Woodward-Clyde, Inc. Great Lakes
URS Greiner Woodward-Clyde, Inc. (Maryland)
URS Greiner Woodward-Clyde, Inc. Pacific
URS Greiner Woodward-Clyde, Inc. Southern
URS Greiner Woodward-Clyde, Inc. Southwest
URS Greiner Woodward-Clyde International -- Americas, Inc.
URS Greiner Woodward-Clyde International Holdings, Inc.
WVP Corporation
URS Greiner Woodward-Clyde Group, Inc.
GCH Acquisition Corp.
Geo-con, Inc.
URS Greiner Woodward-Clyde Federal Services, Inc.
URS Greiner Woodward-Clyde Licensing Corp.
URS Greiner Woodward-Clyde Operating Services, Inc.
Dames & Moore Group

                                                                     SCHEDULE II
                                                                     -----------

                             SUBSIDIARY GUARANTORS

Aman Environmental Consultation, Inc.
BRW Group, Inc.
Cleveland Wrecking Company
Contracting Resources International, Inc.
Dames & Moore, Inc.
DecisionQuest, Inc.
O'Brien-Kreitzberg, Inc.
Radian Acquisition Corp.
Radian International LLC
Signet Testing Laboratories, Inc.
Walk, Haydel & Associates, Inc.

                                                                       EXHIBIT A
                                                                       ---------


                             [APPLICABLE LEGENDS]

                                [FACE OF NOTE]

                                URS CORPORATION

                   12 1/4% Senior Subordinated Note due 2009

                                              [CUSIP] [CINS] [ISIN] [__________]


No. ____                                                            $200,000,000

     URS CORPORATION, a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to _____________, or its registered assigns, the principal sum of ____________ ($____) on May 1, 2009.

     Interest Payment Dates: May 1 and November 1, commencing November 1, 1999.

     Regular Record Dates:    April 15 and October 15.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.


                                  URS CORPORATION


                                  By: _________________________________
                                      Name:   Martin M. Koffel
                                      Title:  Chief Executive Officer

                                  By: _________________________________
                                      Name:   Kent P. Ainsworth
                                      Title:  Chief Financial Officer


                   (Trustee's Certificate of Authentication)

This is one of the 12 1/4% Senior Subordinated Notes due 2009 described in the within-mentioned Indenture.


Date: June 23, 1999                   FIRSTAR BANK OF MINNESOTA, N.A.
                                          as Trustee

                                      By: _______________________________
                                          Authorized Signatory

                            [REVERSE SIDE OF NOTE]

                                URS CORPORATION

                   12 1/4% Senior Subordinated Note due 2009



1.  Principal and Interest.
    ----------------------

          The Company will pay the principal of this Note on May 1, 2009.

          The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate per annum shown above.

          Interest will be payable semiannually (to the holders of record of the Notes at the close of business on the April 15 or October 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing November 1, 1999.

          If an exchange offer (the "Exchange Offer") registered under the Securities Act is not consummated and a shelf registration statement (the "Shelf Registration Statement") under the Securities Act with respect to resales of the Notes is not declared effective by the Commission, on or before January 23, 2000 in accordance with the terms of the Registration Rights Agreement dated June 23, 1999 between the Company, each Subsidiary Guarantor and Morgan Stanley & Co. Incorporated, the annual interest rate borne by the Notes after January 23, 2000 shall be increased by 0.5% from the rate shown above accruing from January 23, 2000, payable in cash semiannually, in arrears, on each Interest Payment Date, commencing May 1, 2000 until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective. The Holder of this Note is entitled to the benefits of such Registration Rights Agreement.

     Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 23, 1999; provided that, if there is no existing default in the payment of interest and this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the same rate per annum payable on the principal of this Note.

2.  Method of Payment.
    -----------------

     The Company will pay interest (except defaulted interest) on the principal amount of the Notes as provided above on each May 1 and November 1, commencing November 1, 1999 to the persons who are Holders (as reflected in the Security Register at the close of business on the April 15 or October 15 immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Note to a Paying Agent on or after May 1, 2009.

     The Company will pay principal, premium, if any, and as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. It may mail an interest check to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3.  Paying Agent and Registrar.
    --------------------------

     Initially, the Trustee will act as authenticating agent, Paying Agent and Registrar. The Company may change any authenticating agent, Paying Agent or Registrar without notice. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.

4.  Indenture; Limitations.
    ----------------------

     The Company issued the Notes under an Indenture dated as of June 23, 1999 (the "Indenture"), between the Company, each Subsidiary Guarantor and Firstar Bank of Minnesota, N.A., trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

     The Notes are general unsecured obligations of the Company.

     The Company may, subject to Article Four of the Indenture and applicable law, issue additional Notes under the Indenture.

5.  Optional Redemption.
    -------------------

     The Notes are redeemable, at the Company's option, in whole or in part, at any time or from time to time, on or after May 1, 2004 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each Holder's last address, as it appears in the Security Register, at the following Redemption Prices (expressed in percentages of principal amount, plus accrued and unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date), if redeemed during the 12-month period commencing May 1 of the years set forth below:


                         Year               Redemption Price
                         ----               ----------------
            2004.....................         106.125%

            2005.....................         104.083%

            2006.....................         102.041%

            2007 and thereafter......         100.000%


     At any time prior to May 1, 2002, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the Net Cash Proceeds of one or more sales of Capital Stock (other than Disqualified Stock), at any time as a whole or from time to time in part, at a Redemption Price (expressed as a percentage of principal amount of 112.250%, plus accrued and unpaid interest to the Redemption Date (subject to the rights of Holders of record on the relevant Regular Record Date that is prior to the Redemption Date to receive interest due on an Interest Payment Date); provided that (i) at least 65% of the aggregate principal amount of Notes originally issued on the Closing Date remains outstanding after each such redemption and (ii) notice of such redemption is mailed within 60 days after such sale of Capital Stock.

     Notes in original denominations larger than $1,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.

6.  Repurchase upon Change of Control.
    ---------------------------------

     Upon the occurrence of any Change of Control, each Holder shall have the right to require the repurchase of its Notes by the Company in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Payment Date").

     A notice of such Change of Control will be mailed within 30 days after any Change of Control occurs to each Holder at its last address as it appears in the Security Register. Notes in original denominations larger than $1,000 may be sold to the Company in part. On and after the Payment Date, interest ceases to accrue on Notes or portions of Notes surrendered for purchase by the Company, unless the Company defaults in the payment of the purchase price.

7. Denominations; Transfer; Exchange.
   ---------------------------------

     The Notes are in registered form without coupons in denominations of $1,000 of principal amount and multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture.
The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption. Also, it need not register the transfer or exchange of any Notes for a period of 15 days before the day of mailing of a notice of redemption of Notes selected for redemption.

8. Persons Deemed Owners.
   ---------------------

     A Holder shall be treated as the owner of a Note for all purposes.

9. Unclaimed Money.
   ---------------

     If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10. Discharge Prior to Redemption or Maturity.
    -----------------------------------------

     If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes (a) to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain provisions thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.

11. Amendment; Supplement; Waiver.
    -----------------------------

     Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and make any change that does not materially and adversely affect the rights of any Holder.

12. Restrictive Covenants.
    ---------------------

     The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries, among other things, to Incur additional Indebtedness, to Incur Indebtedness that is subordinate to any Senior Indebtedness but senior to the Notes or Note Guarantees, make Restricted Payments, suffer to exist restrictions on the ability of Restricted Subsidiaries to make certain payments to the Company, Guarantee Indebtedness of the Company, engage in transactions with Affiliates, incur Indebtedness secured by Liens, use the proceeds from Asset Sales, or merge, consolidate or transfer substantially all of its assets. Within 90 days after the end of each fiscal year, the Company shall deliver to the Trustee an Officers' Certificate stating whether or not the signers thereof know of any Default or Event of Default under such restrictive covenants.

13. Successor Persons.
    -----------------

     When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

14. Defaults and Remedies.
    ---------------------

     Any of the following events constitutes an "Event of Default" under the
Indenture:

          (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise, regardless of whether such payment is prohibited by the provisions described under Article Eleven;

          (b) default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days, regardless of whether such payment is prohibited by the provisions described under Article Eleven;

          (c) default in the performance or breach of the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the assets of the Company or the failure to make or consummate an Offer to Purchase in accordance with Section 4.11 and Section 4.12;

          (d) the Company or any Subsidiary Guarantor defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 60 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes;

          (e) there occurs with respect to any issue or issues of Indebtedness of the Company, any Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary, having an outstanding principal amount of $15 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (i) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration or (ii) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

          (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $15 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company, any Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary, and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $15 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the Company, any Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary, in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary, or for all or substantially all of the property and assets of the Company, any Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary, or (C) the winding up or liquidation of the affairs of the Company, any Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a

     Significant Subsidiary, and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

          (h) the Company, any Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary, (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law,
     (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company, any Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary, or for all or substantially all of the property and assets of the Company, or any Significant Subsidiary or any group of Subsidiary Guarantors that taken together would constitute a Significant Subsidiary, or (C) effects any general assignment for the benefit of creditors; or

          (i) except as permitted by the Indenture, any Subsidiary Guarantor repudiates its obligations under its Note Guarantee or any Note Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect.

     If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee may, and at the direction of the Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall, declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company or a Subsidiary Guarantor occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.

15.  Subordination.
     -------------

     The payment of the Notes will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full, in cash or cash equivalents, of all Senior Indebtedness.

16.  Guarantee.
     ---------

     The Company's obligations under the Notes are guaranteed, to the extent permitted by law, on a senior subordinated basis by each Subsidiary Guarantor. Each Subsidiary Guarantor's obligation with respect to a Note Guarantee will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full, in cash, of all Guarantor Senior Indebtedness of such Subsidiary Guarantor.

17. Trustee Dealings with the Company.
    ---------------------------------

     The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company, the Subsidiary Guarantors or their Affiliates and may otherwise deal with the Company, the Subsidiary Guarantors or their Affiliates as if it were not the Trustee.

18. No Recourse Against Others.
    --------------------------

     No incorporator or any past, present or future partner, stockholder, other equityholder, officer, director, employee or controlling person, as such, of the Company or of any successor Person shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

19. Authentication.
    --------------

     This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Note.

20. Abbreviations.
    -------------

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

    The Company will furnish a copy of the Indenture to any Holder upon written request and without charge. Requests may be made to URS Corporation, 100 California Street, Suite 500, San Francisco, CA 94111; Attention: Chief Financial Officer.

                           [FORM OF TRANSFER NOTICE]

     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.
----------------------------------

--------------------------------------------------------------------------------
Please print or typewrite name and address including zip code of assignee

--------------------------------------------------------------------------------
the within Note and all rights thereunder, hereby irrevocably constituting and appointing ____________________________________________________________________
attorney to transfer said Note on the books of the Company with full power of substitution in the premises.


                    [THE FOLLOWING PROVISION TO BE INCLUDED
                    ON ALL NOTES OTHER THAN EXCHANGE NOTES,
                     UNLEGENDED OFFSHORE GLOBAL NOTES AND
                      UNLEGENDED OFFSHORE PHYSICAL NOTES]

     In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date the Shelf Registration Statement is declared effective or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                  [Check One]
                                   ---------

[ ] (a) this Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule 144A thereunder.

                                      or
                                      --

[ ] (b) this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.

Date:___________________          ____________________________________________
                                  NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:__________________      ________________________________________________
                              NOTICE:  To be executed by an executive officer

                      OPTION OF HOLDER TO ELECT PURCHASE


     If you wish to have this Note purchased by the Company pursuant to Section
4.11 or 4.12 of the Indenture, check the Box: [ ]

     If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.11 or 4.12 of the Indenture, state the amount:
$___________________.


Date:  _________________

Your Signature:-----------------------------------------------------------------
               (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:  ______________________________

                                                                       EXHIBIT B
                                                                       ---------


                              Form of Certificate
                              -------------------


                                                                        _____,__

Firstar Bank of Minnesota, N.A.
101 East Fifth Street
St. Paul, MN 55101
Attention: Corporate Trust Department

                      Re: URS Corporation (the "Company")
           12 1/4% Senior Subordinated Notes due 2009 (the "Notes")
           --------------------------------------------------------

Dear Sirs:

    This letter relates to U.S. $_______________ principal amount of Notes represented by a Note (the "Legended Note") which bears a legend outlining restrictions upon transfer of such Legended Note. Pursuant to Section 2.02 of the Indenture dated as of June 23, 2009 (the "Indenture") relating to the Notes, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Notes could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount of Notes, all in the manner provided for in the Indenture.

    You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                              Very truly yours,

                              [Name of Holder]


                              By:  _____________________________
                                  Authorized Signature

                                                                       EXHIBIT C
                                                                       ---------

                           Form of Certificate to Be
                         Delivered in Connection with
                   Transfers to Non-QIB Accredited Investors
                   -----------------------------------------

                                                              ____________, ____



Firstar Bank of Minnesota, N.A.
101 East Fifth Street
St. Paul, MN 55101
Attention: Corporate Trust Department

                      Re: URS Corporation (the "Company")
            12 1/4% Senior Subordinated Notes due 2009 (the "Notes")
            --------------------------------------------------------

Dear Sirs:

    In connection with our proposed purchase of $__________________ aggregate principal amount of the Notes, we confirm that:

    1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of June 23, 2009 (the "Indenture") relating to the Notes and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with such restrictions and conditions and the Securities Act of 1933, amended (the "Securities Act").

    2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes within the time period referred to in Rule 144(k) of the Securities Act, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of an aggregate principal amount of less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

    3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

    4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

    5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

    You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                    Very truly yours,
                                   [Name of Transferee]


                                   By:___________________________
                                      Authorized Signature

                                                                       EXHIBIT D
                                                                       ---------
                    Form of Certificate to Be Delivered in
              Connection with Transfers Pursuant to Regulation S
              --------------------------------------------------
                                                                       _____,___


Firstar Bank of Minnesota, N.A.
101 East Fifth Street
St. Paul, MN 55101
Attention: Corporate Trust Department

                      Re: URS Corporation (the "Company")
           12 1/4% Senior Subordinated Notes due 2009 (the "Notes")
           --------------------------------------------------------


Dear Sirs:

    In connection with our proposed sale of U.S.$__________________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933 and, accordingly, we represent that:

    (1)   the offer of the Notes was not made to a person in the United States;

    (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

    (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

    (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

    You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                        Very truly yours,

                                        [Name of Transferor]

                                        By:__________________________